--------------------------------------------------------------------------------


                                   AGREEMENT

                                     among

                             UNITED RENTALS, INC.,

                      UNITED RENTALS OF NEW JERSEY, INC.,

                                HR MERGER CORP.,

                            SMSV ACQUISITION CORP.,

                        EQUIPMENT SUPPLY COMPANY, INC.,

                             HIGH REACH CO., INC.,

                        SPACE MAKER SYSTEMS OF VA., INC.

                                      and

                              THE STOCKHOLDERS OF
                                  RYLAN, INC.,
                              HIGH REACH CO., INC.
                                      and
                        SPACE MAKER SYSTEMS OF VA., INC.



                           Dated as of June 30, 1998


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------


   ARTICLE I
   SALE AND PURCHASE; THE MERGERS...........................   2

   ARTICLE II
   CONSIDERATION............................................   5

   ARTICLE III
   CLOSING; TERMINATION.....................................  15

   ARTICLE IV
   REPRESENTATIONS AND WARRANTIES OF THE SELLERS............  16

   ARTICLE V
   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.........  33

   ARTICLE VI
   COVENANTS................................................  35

   ARTICLE VII
   CONDITIONS TO CLOSING....................................  44

   ARTICLE VIII
   INDEMNIFICATION; TAX MATTERS.............................  48

   ARTICLE IX
   MISCELLANEOUS............................................  59

                                   AGREEMENT
                                   ---------

   AGREEMENT, dated as of June 30, 1998 (this "Agreement"), among United
                                               ---------
Rentals, Inc., a Delaware corporation ("URI"), United Rentals of New Jersey,
                                        ---
Inc., a Delaware corporation and a direct wholly-owned subsidiary of URI ("URNJ"), HR Merger Corp., a Delaware corporation and a direct wholly-owned
  ----
subsidiary of URI ("HRMC"), SMSV Acquisition Corp., a Delaware corporation and a
                    ----
direct wholly-owned subsidiary of URI ("SMSVAC"), Equipment Supply Company,
                                        ------
Inc., a New Jersey corporation ("ESC"), High Reach Co., Inc., a Pennsylvania
                                 ---
corporation ("High Reach"), Space Maker Systems of VA., Inc., a Virginia
              ----------
corporation ("SMSV"), and the stockholders of each of Rylan, Inc., a Delaware
              ----
corporation ("Rylan"), High Reach and SMSV, respectively, executing a signature
              -----
page hereto (collectively, the "Stockholders").  URI, URNJ, HRMC and SMSVAC are
                                ------------
sometimes collectively referred to in this Agreement as the "Purchasers"; Rylan,
                                                             ----------
High Reach, SMSV and their respective Subsidiaries (as defined herein) are sometimes collectively referred to in this Agreement as the "Stock Companies";
                                                             ---------------
the Stock Companies and ESC are sometimes collectively referred to in this Agreement as the "Acquired Companies"; and ESC and the Stockholders are
                  ------------------
sometimes collectively referred to in this Agreement as the "Sellers".
                                                             -------

                              W I T N E S S E T H:
                              -------------------

   WHEREAS, the Acquired Companies are engaged in the equipment rental business; and

   WHEREAS, the Stockholders, collectively, own all of the issued and outstanding shares of capital stock of each of Rylan (the "Rylan Shares"), High
                                                           ------------
Reach (the "High Reach Shares") and SMSV (the "SMSV Shares" and, collectively
            -----------------                  -----------
with the Rylan Shares and the High Reach Shares, the "Shares") as set forth on
                                                      ------
Exhibit A hereto; and
---------

   WHEREAS, ESC desires to sell to URNJ, and URNJ desires to purchase from ESC, the Assets (as defined herein) of ESC, for the purchase price and upon the terms and conditions hereinafter set forth; and

   WHEREAS, the Stockholders desire to sell to URI, and URI desires to purchase from the Stockholders, all of the Rylan Shares, for the purchase price and upon the terms and conditions hereinafter set forth; and

   WHEREAS, the respective boards of directors and stockholders of each of High Reach and HRMC have adopted resolutions approving this Agreement, pursuant to which, upon the terms and conditions hereinafter set forth, HRMC shall be merged with and into High Reach, with High Reach as the surviving corporation of such merger (the "HR Merger"); and
             ---------

   WHEREAS, the respective boards of directors and stockholders of each of SMSV and SMSVAC have adopted resolutions approving this Agreement, pursuant to which, upon the terms and conditions hereinafter set forth, SMSVAC shall be merged with and into SMSV, with SMSV as the surviving corporation of such merger (the "SMSV
                                                                           ----
Merger" and, together with the HR Merger, the "Mergers"); and
------                                         -------

   WHEREAS, certain terms used in this Agreement are defined in Section 9.1.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:


                                   ARTICLE I
                         SALE AND PURCHASE; THE MERGERS

   1.1  Sale and Purchase of Rylan Shares.  At the Closing, upon the terms and
        ---------------------------------
subject to the conditions contained herein, the Stockholders shall sell, assign, transfer, convey and deliver to URI, free and clear of all Liens, and URI shall purchase from the Stockholders, all of the Rylan Shares.

   1.2  Sale and Purchase of Assets.  At the Closing, upon the terms and subject
        ---------------------------
to the conditions contained herein, ESC shall sell, assign, transfer, convey and deliver to URNJ, free and clear of all Liens, and URNJ shall purchase from ESC, all of ESC's right, title and interest in and to the Assets, such sale and transfer to be evidenced by a Bill of Sale substantially in the form of Exhibit
                                                                        -------
B hereto (the "Bill of Sale") and by such other instruments of transfer and
-              ------------
assignment as the Purchasers may from time to time reasonably request in order to evidence and more formally vest in URNJ, as of the Closing, title to the Assets which are owned, and a valid and assignable leasehold or other contractual interest in the Assets which are leased or otherwise held under Contract, by ESC.

   1.3  Assumed Obligations; Retained Liabilities.  From and after, and
        -----------------------------------------
effective as of, the Closing, and subject to adjustment of the Assets Purchase Price (as defined in Section 2.1(a)) pursuant to Section 2.2 below, URNJ shall assume, perform and discharge the obligations and liabilities, other than the Retained Liabilities, of ESC (whether accrued or unaccrued, fixed or contingent, liquidated or unliquidated, known or unknown, asserted or otherwise) including any such obligations or liabilities arising out of the operation of ESC's Business prior to the Closing and all obligations of ESC under the Contracts of ESC included in the Assets (collectively, the "Assumed Obligations"), pursuant
                                               -------------------
to an Assumption Agreement substantially in the form of Exhibit C hereto (the
                                                        ---------
"Assumption Agreement").  Notwithstanding anything in this Agreement, ESC shall
---------------------
remain solely responsible and liable for the timely performance and discharge, as and when due, of all

Retained Liabilities, and the Purchasers shall have no, and hereby disclaim any, obligation, responsibility or liability for any Retained Liabilities.

   1.4  The HR Merger.
        -------------

        (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Pennsylvania Business Corporation Law (the "PBCL") and the General Corporation Law of the State of Delaware (the "DGCL"),
 ----                                                                  ----
HRMC shall be merged with and into High Reach at the HR Effective Time (as defined below). At the HR Effective Time, the separate existence of HRMC shall cease, and High Reach shall continue as the surviving corporation and as a direct wholly-owned subsidiary of URI (the "HR Surviving Corporation").
                                            ------------------------

        (b) High Reach and HRMC shall file with the Secretaries of State of the Commonwealth of Pennsylvania and the State of Delaware (the "HR Secretaries of
                                                             -----------------
State") on the Closing Date appropriate certificates and articles of merger
-----
(collectively, the "HR Certificate") and other appropriate documents, executed
                    --------------
in accordance with the relevant provisions of the PBCL and the DGCL, and make all other filings or recordings required under the PBCL and the DGCL in connection with the HR Merger. The HR Merger shall become effective upon the filing of the HR Certificate with the HR Secretaries of State, or at such later time as may be specified in the HR Certificate as the parties may agree (the "HR
                                                                              --
Effective Time").
--------------

        (c) The HR Merger shall have the effects set forth in the PBCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the HR Effective Time, all the properties, rights, privileges, powers and franchises of High Reach and HRMC shall vest in the HR Surviving Corporation.

        (d) The certificate of incorporation and by-laws of High Reach in effect at the HR Effective Time shall be the certificate of incorporation and by-laws of the HR Surviving Corporation until respectively amended in accordance with their terms and applicable Law.

        (e) The directors and officers of HRMC at the HR Effective Time shall be the initial directors and officers of the HR Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the HR Surviving Corporation until their respective successors are duly elected or appointed and qualified.

        (f) As of the HR Effective Time, by virtue of the HR Merger and without any action on the part of any holder of High Reach Shares or any shares of capital stock of HRMC:

             (i) each share of common stock of HRMC issued and outstanding immediately prior to the HR Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the HR Surviving Corporation; and

             (ii) each High Reach Share issued and outstanding immediately prior to the HR Effective Time shall be converted into the right to receive its allocable portion of the HR Merger Consideration (as defined in, and adjusted pursuant to, Section 2.1(d) below), and all certificates representing High Reach Shares issued and outstanding immediately prior to the HR Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate that theretofore represented any High Reach Shares shall cease to have any rights with respect thereto, except the right to receive such HR Merger Consideration upon surrender of such certificate in accordance with this Agreement.

   1.5  The SMSV Merger.
        ---------------

        (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Virginia Stock Corporation Act (the "VCL")
                                                                           ---
and the DGCL, SMSVAC shall be merged with and into SMSV at the SMSV Effective Time (as defined below). At the SMSV Effective Time, the separate existence of SMSVAC shall cease, and SMSV shall continue as the surviving corporation and as a direct wholly-owned subsidiary of URI (the "SMSV Surviving Corporation" and,
                                              --------------------------
together with the HR Surviving Corporation, the "Surviving Corporations").
                                                 ----------------------

        (b) SMSV and SMSVAC shall file with the Secretaries of State of the States of Virginia and Delaware (the "SMSV Secretaries of State") on the Closing
                                      -------------------------
Date appropriate certificates and articles of merger (collectively, the "SMSV
                                                                         ----
Certificate") and other appropriate documents, executed in accordance with the
-----------
relevant provisions of the VCL and the DGCL, and make all other filings or recordings required under the VCL and the DGCL in connection with the SMSV Merger. The SMSV Merger shall become effective upon the filing of the SMSV Certificate with the SMSV Secretaries of State, or at such later time as may be specified in the SMSV Certificate as the parties may agree (the "SMSV Effective
                                                                 --------------
Time").
----

        (c) The SMSV Merger shall have the effects set forth in the VCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the SMSV Effective Time, all the properties, rights, privileges, powers and franchises of SMSV and SMSVAC shall vest in the SMSV Surviving Corporation.

        (d) The articles of incorporation and by-laws of SMSV in effect at the SMSV Effective Time shall be the articles of incorporation and by-laws of the SMSV

Surviving Corporation until respectively amended in accordance with their terms and applicable Law.

        (e) The directors and officers of SMSVAC at the SMSV Effective Time shall be the initial directors and officers of the SMSV Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the SMSV Surviving Corporation until their respective successors are duly elected or appointed and qualified.

        (f) As of the SMSV Effective Time, by virtue of the SMSV Merger and without any action on the part of any holder of SMSV Shares or any shares of capital stock of SMSVAC:

             (i) each share of common stock of SMSVAC issued and outstanding immediately prior to the SMSV Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the SMSV Surviving Corporation; and

             (ii) each SMSV Share issued and outstanding immediately prior to the SMSV Effective Time shall be converted into the right to receive its allocable portion of the SMSV Merger Consideration (as defined in, and adjusted pursuant to, Section 2.1(c) below), and all certificates representing SMSV Shares issued and outstanding immediately prior to the SMSV Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate that theretofore represented any SMSV Shares shall cease to have any rights with respect thereto, except the right to receive such SMSV Merger Consideration upon surrender of such certificate in accordance with this Agreement.


                                   ARTICLE II
                                 CONSIDERATION

   2.1  Amount.
        ------

        (a)  Assets. The aggregate purchase price for the Assets shall be
             ------
$186,667,000 in cash (the "Assets Purchase Price"), which amount shall be (i)
                           ---------------------
decreased by the amount of ESC's Closing Date Debt pursuant to Section 2.2(a) and (ii) subject to further adjustment pursuant to the provisions of subsections
(b), (c) and (d) of Section 2.2. At the Closing, $20,250,000 of the Assets Purchase Price (the "ESC Escrow") shall be deposited in escrow as described in
                     ----------
Section 2.3 and the balance shall be paid to ESC.

        (b)  Rylan Shares. The aggregate purchase price for the Rylan Shares
             ------------
shall be $22,526,000 in cash (the "Rylan Purchase Price"), which amount shall be
                                   --------------------
(i) decreased by the amount of Rylan's Closing Date Debt pursuant to Section 2.2(a) and (ii) subject to further adjustment pursuant to the provisions of subsections (b), (c) and (d) of Section 2.2. At the Closing, $1,200,000 of the Rylan Purchase Price (collectively with the ESC Escrow, the "Cash Escrow") shall
                                                             -----------
be deposited in escrow as described in Section 2.3 and the balance shall be paid to the Stockholders of Rylan.

        (c)  SMSV Merger Consideration.  The aggregate consideration into which
             -------------------------
the outstanding SMSV Shares shall be converted at the Closing shall consist of such number of shares of URI Common Stock (rounded up to the nearest whole share) obtained by dividing $3,600,000 by the Stock Value (the "SMSV Merger
                                                                -----------
Consideration"), which number of shares shall, in accordance with Section 2.1(e)
-------------
below, be (i) decreased by the amount of SMSV's Closing Date Debt pursuant to
Section 2.2(a) and (ii) subject to further adjustment pursuant to the provisions of subsections (b), (c) and (d) of Section 2.2. At the Closing, URI shall deposit with the Escrow Agent pursuant to Section 2.3 such number of shares of URI Common Stock (rounded up to the nearest whole share) constituting the SMSV Merger Consideration as equals $250,000 divided by the Stock Value (the "SMSV
                                                                         ----
Escrow") and the balance of the SMSV Merger Consideration shall be issued to the
------
Stockholders of SMSV.

        (d)  HR Merger Consideration.  The aggregate consideration into which
             -----------------------
the outstanding High Reach shall be converted at the Closing shall consist of such number of shares of URI Common Stock (rounded up to the nearest whole share) obtained by dividing $5,102,000 by the Stock Value (the "HR Merger
                                                                ---------
Consideration"), which number of shares shall, in accordance with Section 2.1(e)
-------------
below, be (i) decreased by the amount of High Reach's Closing Date Debt pursuant to Section 2.2(a) and (ii) subject to further adjustment pursuant to the provisions of subsections (b), (c) and (d) of Section 2.2. At the Closing, URI shall deposit with the Escrow Agent pursuant to Section 2.3 such number of shares of URI Common Stock (rounded up to the nearest whole share) constituting the HR Merger Consideration as equals $300,000 divided by the Stock Value (collectively with the SMSV Escrow, the "Stock Escrow"; the Stock Escrow and the
                                         ------------
Cash Escrow being sometimes collectively referred to herein as the "Escrow") and
                                                                    ------
the balance of the HR Merger Consideration shall be issued to the Stockholders of High Reach.

        (e)  Valuation of URI Common Stock.  For purposes of any adjustments
             -----------------------------
pursuant to this Article II to the number of shares of URI Common Stock constituting the HR Merger Consideration or SMSV Merger Consideration, each share of URI Common Stock shall be deemed to have a value equal to the Stock Value.

        (f)  Allocations.  The allocation of the Assets Purchase Price among the
             -----------
Assets shall be as set forth on Exhibit D hereto.  Subject to the requirements
                                ---------
of any applicable Tax law, all Tax Returns and reports filed by the Purchasers and the Sellers shall be prepared consistently with such allocations. In the event of any purchase price adjustments are made hereunder, the parties hereto agree to adjust such allocations to reflect such purchase price adjustments and to file consistently any Tax Returns and reports required as a result of such purchase price adjustments.

   2.2  Adjustments to the Purchase Price.  The Assets Purchase Price, the Rylan
        ---------------------------------
Purchase Price, the SMSV Merger Consideration and the HR Merger Consideration shall be respectively adjusted as follows:

        (a)  Closing Date Debt.  Attached as Schedule 2.2(a) is a list for each
             -----------------
of the Acquired Companies, as of the date hereof, of all indebtedness of such Acquired Company that would be Closing Date Debt on the Closing Date. The Sellers covenant and agree to deliver to the Purchasers not less than three Business Days prior to the Closing Date definitive schedules setting forth the respective Closing Date Debt of each of the Acquired Companies, under cover of a certificate executed by the Representative certifying that such schedules set forth a true, complete and accurate list of the respective and aggregate Closing Date Debt of the Acquired Companies (which certificate and schedules shall be a representation and warranty of ESC, LPC and DC to the Purchasers under and for purposes of this Agreement). Concurrently with the delivery of such schedules and certificate, the Representative shall also deliver to the Purchasers a list containing wire transfer instructions for creditors whose Closing Date Debt will be repaid by the Acquired Companies in connection with the Closing, and copies of pay-off letters or instructions from such creditors in form reasonably satisfactory to URI and its senior lenders. At the Closing, an amount equal to the Closing Date Debt of ESC, Rylan, SMSV and High Reach shall be subtracted from the Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration and the HR Merger Consideration, respectively; provided that no such reduction shall be made to the extent of (x) interest on the Closing Date Debt accrued between July 1, 1998 and the Closing Date or (y) late payment penalties arising out of the Acquired Companies' failure to make payments on Closing Date Debt that became due between June 15, 1998 and the Closing Date.

        (b)  Equipment Adjustment.
             --------------------

          (i) ESC, LPC and DC hereby represent and warrant to the Purchasers that the Rental Asset Listings attached as Schedule 2.2(b) set forth, for each of the Acquired Companies, the asset description, make, model, original cost and net book value of all rental equipment and inventory held for rent to customers and related transportation equipment (collectively, the "Equipment") of such
                                                         ---------
Acquired Company as of January 1, 1998 (the "1/98 RALs").  ESC, LPC and DC
                                             ---------
covenant and agree to deliver to the Purchasers, not less than three Business Days prior to the Closing Date, Rental Asset Listings for each of the Acquired Companies setting forth the asset description, make, model, original cost and net book value of all Equipment of such Acquired Company as of the Closing Date (the "Closing Date RALs"), which Closing Date RALs shall identify and
      -----------------
reflect all purchases and sales of Equipment by each such Acquired Company since January 1, 1998. The 1/98 RALs and the Closing Date RALs shall be prepared consistently with, and reflect the treatment of the Acquired Companies' respective Equipment on, the Balance Sheets (as defined in Section 4.7). ESC, LPC and DC hereby represent and warrant to the Purchasers that the 1/98 RALs are, and the Closing Date RALs will upon delivery to the Purchasers as set forth above be, true, complete and correct.

          (ii) The Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration and the HR Merger Consideration shall be respectively (A) reduced for each item of Equipment listed on the 1/98 RALs for ESC, Rylan, SMSV and High Reach, respectively, which, on and as of the Closing Date, is missing (or non-existing), not Rental Ready or has been sold, and (B) increased by the cost of each item of Equipment not listed on the 1/98 RALs for ESC, Rylan, SMSV and High Reach, respectively, that was purchased by such Acquired Company between January 1, 1998 and the Closing Date (it being understood that the Sellers shall have obtained the prior approval of URI for any such purchase or purchases that individually or in the aggregate exceeded $25,000) ("Equipment
                                                                    ---------
Adjustments").  For purposes of this Agreement, an item of Equipment is "Rental
-----------                                                              ------
Ready" only if all required maintenance (other than routine maintenance) has
-----
been performed and it does not require any repairs that would cost in excess of the greater of (1) $1,000 per Item (as defined below) and (2) 7% of the original list price of such Item at the time of purchase; provided that the consideration
                                                 --------
payable by the Purchasers pursuant to Section 2.1 above shall only be reduced on account of the non-Rental Readiness of Equipment to the extent that the aggregate required repairs for all such non-Rental Ready Equipment of the Acquired Companies would exceed $150,000 in the aggregate. Unless otherwise specifically agreed to by URI in writing, operating leases entered into by the Acquired Companies shall not cause an adjustment to the Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration or the HR Merger Consideration pursuant to an Equipment Adjustment. The reduction in the Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration and the HR Merger Consideration, as the case may be, described in clause (A) of the definition of "Equipment Adjustments" above shall be equal to (x) the aggregate fair market value (as determined by URI and the Representative) of all sold, missing or unavailable Equipment (the fair market value of all Equipment sold by the Acquired Companies in an arm's-length transaction to an independent third party shall be presumed to equal the gross purchase price payable to the Acquired Companies in respect thereof including any debt or other obligations of the Acquired Companies, the Sellers and their respective Affiliates forgiven or assumed in connection with such transaction) and (y) the lesser of (I) the repair cost and (II) the Replacement Cost (as hereinafter defined) for all non-Rental Ready Equipment. For purposes of the preceding sentence, the

"Replacement Cost" of any Item of non-Rental Ready Equipment shall be the all
-----------------
included cost (including applicable freight and delivery charges) of a Rental Ready replacement of the same brand, make, model and age as the non-Rental Ready Item. For purposes of this Section, an "Item" of Equipment
                                         ----
includes all components and accessories of each piece of Equipment that are commonly used together in the ordinary and intended manner of use of such Equipment.

          (iii) Estimated Equipment Adjustments shall be made on the Closing Date based on a comparison of the 1/98 RALs and the Closing Date RALs. Within 85 days following the Closing Date, URI shall complete a physical inventory of each item of Equipment on the Closing Date RALs, including by visiting renters' locations as necessary to inspect such Equipment, and the Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration and the HR Merger Consideration shall be respectively further decreased or increased, as the case may be, if and as necessary, based on Equipment Adjustments for missing or non-existing Equipment as determined from URI's physical inventory ("Post-Closing
                                                                 ------------
Equipment Adjustments").  The Representative shall have the right to accompany
---------------------
URI's representatives in the taking of the physical inventory described in the preceding sentence. There shall be no Post-Closing Equipment Adjustments made on account of Equipment not being Rental Ready. URI shall notify the Representative in writing of URI's determination of the Post-Closing Equipment Adjustments within 90 days following the Closing Date.

          (iv) Any disputes as to the physical count, fair market value or Rental Readiness of any item of Equipment will, if possible, be resolved while the physical inventory of such Equipment is being taken. Any disputes not so resolved within seven days shall be resolved by an independent third party mutually acceptable to URI and the Representative or, if URI and the Representative cannot agree on the designation of such independent third party within three Business Days, by the Independent Firm, which independent third party shall set forth its determination in a written report delivered to URI and the Representative within 20 days of its retention and whose determination shall be final, binding and conclusive on the parties hereto, absent manifest error.

          (v) Payments resulting from Post-Closing Equipment Adjustments shall be made in accordance with Section 2.2(e) below.

        (c)  Receivables Adjustment.
             ----------------------

          (i) Receivables of the Stock Companies.  ESC, LPC and DC hereby
              ----------------------------------
represent and warrant to the Purchasers that all of the accounts receivable of the Stock Companies, including all accounts receivable reflected on the Balance Sheets (the "Receivables"), have arisen and will arise from bona fide
             -----------
transactions in the ordinary course of business consistent with past practice, are and will be good and valid, and will be collectable by the Stock Companies and the Surviving Corporations at the aggregate recorded amounts thereof not later than 120 days after the Closing Date. To the extent any Receivables existing on the Closing Date remain outstanding following such 120 day period, the Purchasers shall be entitled to be paid, and the parties hereto shall give instructions to the Escrow Agent to pay, out of the Adjustments Escrow (as defined in

Section 2.3) an amount (on a dollar-for-dollar basis) equal to the Receivables remaining unpaid at such time (the "Receivables Adjustment"). Upon receipt of
                                    ----------------------
such payment in respect of unpaid Receivables, the Purchasers shall assign such unpaid Receivables to the Representative, for the account of the Stockholders of the Stock Company to which such Receivables relate. For a period of 120 days following the Closing Date, URI shall cause the Stock Companies and the Surviving Corporations to use reasonable commercial efforts, consistent with past practice, to collect the Receivables at no cost to the Sellers. Upon any assignment to the Representative of any uncollected Receivables pursuant to this
Section 2.2(c)(i), URI shall cause the Stock Companies and the Surviving Corporations to continue to use reasonable commercial efforts to collect such Receivables on behalf of the Representative for a period to end not later than the first anniversary of the Closing Date, and in consideration therefor the Stock Companies and the Surviving Corporations shall be entitled to retain 20% of all amounts collected by them in respect of such Receivables. It is understood and agreed that in exercising "reasonable commercial efforts" to collect Receivables pursuant to this Section 2.2(c)(i), none of the Purchasers, the Stock Companies or the Surviving Corporations shall have any obligation to
(A) incur any material expense (other than the reasonable time and effort of their employees to collect Receivables in the ordinary course of business consistent with past custom and practice), (B) threaten or commence any litigation or (C) prepare or file any proof of claim in any bankruptcy or similar proceeding in connection with the collection of such Receivables (provided that the Purchasers, the Stock Companies and the Surviving Corporations shall promptly send to the Representative copies of written notices received by any of them relating to the bankruptcy of any obligor of such Receivables in connection with their efforts to collect the same).

          (ii) ESC Receivables.  Accounts receivable of ESC are not included in
               ---------------
the Assets being purchased by URNJ hereunder. Upon receipt by (a) URNJ of any payments in respect of accounts receivable of ESC for periods prior to the Closing Date ("ESC Receivables") or (b) ESC of any payments in respect of
               ---------------
accounts receivable of ESC's, URNJ's or any of the Stock Companies' businesses for periods on or following the Closing Date ("URI Receivables"), the receiving
                                               ---------------
party shall promptly (and in any event within 14 days) remit such payment to the other party. ESC Receivables shall remain the property of ESC and URNJ shall act only in the capacity of agent for ESC in respect of the collection thereof, and URI Receivables shall remain the property of URNJ and ESC shall act only in the capacity of agent for URNJ in respect of the collection thereof. URNJ agrees that for a period of 120 days following the Closing Date, it will use reasonable commercial efforts to collect the ESC Receivables on behalf of ESC at no cost to the Sellers. Following the end of such 120 day period and until the first anniversary of the Closing Date, URNJ shall continue to use reasonable commercial efforts to collect such ESC Receivables and in consideration therefor URNJ shall be entitled to retain 20% of all amounts collected by it in respect of such ESC Receivables. Except in connection with remitting the proceeds of the collection of ESC Receivables and URI Receivables, as the case may be, and except as otherwise provided in this Section 2.2(c)(ii), no party shall have any obligation to take any other or further action (including the commencement of any litigation or the preparation or filing of any proof of claim in any bankruptcy or similar proceeding) or to incur any expense (other than the reasonable time and effort of a party's employees to collect receivables in the ordinary course of business consistent with past custom and practice) in connection with the collection of such accounts receivable (provided that URNJ shall promptly send to the Representative copies of written notices received by URNJ relating to the bankruptcy of any obligor of ESC Receivables in connection with its efforts to collect the same). No party shall have any authority to settle, adjust, compromise, release or discharge any of the accounts receivable which are the property of the other party as set forth above without the prior approval of such other party.

          (iii)  Application of Receivables.  For purposes of this Section
                 --------------------------
2.2(c), unless otherwise specified by the customer (in any remittance or otherwise) collected receivables shall be applied against invoices on a "FIFO" basis.

        (d)  Net Current Position Adjustment.  ESC, LPC and DC hereby covenant
             -------------------------------
and agree to deliver to the Purchasers not less than three Business Days prior to the Closing Date schedules setting forth the Sellers' best good faith estimate (as set forth in an accompanying certificate executed by the Representative) of the consolidated Net Current Position (as hereinafter defined) of each of the Acquired Companies as of the Closing Date ("Projected
                                                                    ---------
Net Current Position"), which schedules ESC, LPC and DC hereby represent and
--------------------
warrant to the Purchasers will be prepared on a basis consistent with the Balance Sheets, subject to the adjustments detailed on such schedules. The Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration and the HR Merger Consideration paid at the Closing shall be increased by the amount shown as a positive balance on such schedules for ESC, Rylan, SMSV and High Reach, respectively, or decreased by the amount shown as a negative balance on such schedules for ESC, Rylan, SMSV and High Reach, respectively, as the case may be. Promptly following the Closing Date (but in any event no later than 90 days after the Closing Date), URI shall prepare and deliver to the Representative schedules showing the actual consolidated Net Current Position of the Acquired Companies at the Closing Date ("Closing Net Current Position"). If
                                             ----------------------------
the Representative agrees with the Closing Net Current Position, it shall be accepted as final, binding and conclusive on the parties hereto. If a notice of objection to the Closing Net Current Position is given by the Representative within seven days after the Representative's receipt of such schedules specifying any objections the Sellers may have (an "Objection Notice"), the
                                                    ----------------
Representative and URI shall attempt to reconcile such items as are in dispute. If the Representative and URI are unable to reconcile all such items within five days after the date on which the Objection Notice is given, then such items as remain in dispute shall be resolved by an independent third party mutually acceptable to URI and the Representative or, if the parties cannot agree on the designation of such independent third party within five Business Days, by the Independent Firm, which independent third party shall set forth its determination in a written report delivered to URI and the Representative within 15 days of its retention and whose determination shall be final, binding and conclusive on the parties hereto, absent manifest error. If the Closing Net Current Position for ESC, Rylan, SMSV or High Reach is greater than the Projected Net Current Position for such Acquired Company, then the Purchasers shall pay to the Representative on behalf of the Sellers of such Acquired Company the amount of such excess in accordance with Section 2.2(e), and if the Closing Net Current Position for ESC, Rylan, SMSV or High Reach is less than the Projected Net Current Position for such Acquired Company, the Sellers shall pay the Purchasers the amount of such shortfall in accordance with Section 2.2(e) ("Net Current Position
                                              --------------------
Adjustments").

        As used in this Agreement, the term "Net Current Position" means:
                                             --------------------

        (i) with respect to any of the Stock Companies, the difference between the (A) aggregate current assets (including cash and cash equivalents), marketable securities, prepaid expenses and deposits, the fair market value of Inventory (as hereinafter defined) and, subject to the provisions of
     Section 2.2(c), accounts receivable (including earned but not yet billed accounts receivable), and (B) aggregate current liabilities (excluding the current portion of long-term debt) of such Person; and

        (ii) with respect to ESC, the difference between the (A) aggregate prepaid expenses and deposits and the fair market value of Inventory, and
     (B) aggregate current liabilities (excluding the current portion of long-term debt) of ESC to the extent such liabilities are Assumed Obligations.

        As used in this Section 2.2(d), the term "Inventory" means all inventories of equipment, parts, merchandise and supplies that (x) consist of new or remanufactured items, (y) are not part of the Acquired Companies' respective rental fleets and (z) are held by the Acquired Companies for resale to customers (or held for use in repairs and maintenance of equipment in the rental fleets of the Acquired Companies) in the ordinary course of the Business and are classified as such on the Acquired Companies' financial statements.

        (e)  General.
             -------

          (i) Not later than 120 days following the Closing Date (unless URI and the Representative otherwise agree in writing), URI shall deliver to the Representative a schedule setting forth (A) the net amount of the adjustments (upward or downward) to each of the Assets Purchase Price and the Rylan Purchase Price due to Post-Closing Equipment Adjustments and Net Current Position Adjustments, and identifying the parties responsible for payment in respect thereof pursuant to Sections 2.2(b) and 2.2(d); (B) the net amount of all the adjustments (upward and downward) described in the foregoing clause (A) on an aggregate combined basis as between the Sellers, on the one hand, and the Purchasers, on the other hand, and whether the Sellers or the Purchasers are responsible for such net amount (the "Net Cash Adjustment"); (C) the net amount
                                      -------------------
of the adjustments (upward or downward) to the SMSV Merger Consideration due to Post-Closing Equipment Adjustments and Net Current Position Adjustments, and whether the Purchasers or the Stockholders of SMSV are responsible for payment in respect thereof pursuant to Sections 2.2(b) and 2.2(d) (the "Net SMSV Merger
                                                                ---------------
Adjustment"); and (D) the net amount of the adjustments (upward or downward) to
----------
the HR Merger Consideration due to Post-Closing Equipment Adjustments and Net Current Position Adjustments, and whether the Purchasers or the Stockholders of HR are responsible for payment in respect thereof pursuant to Sections 2.2(b) and 2.2(d) (the "Net HR Merger Adjustment").
                 ------------------------

          (ii) If the Net Cash Adjustment is payable by the Sellers, then the relevant Sellers shall pay to URI, in cash, the amount of such Net Cash Adjustment and URI shall be entitled to be paid out of the Adjustments Escrow, and URI and the Representative shall give instructions to the Escrow Agent to pay to URI, an amount equal to such Net Cash Adjustment within 125 days following the Closing Date. If the Net Cash Adjustment is payable by the Purchasers, URI shall pay to the Representative on behalf of the Sellers entitled thereto the amount of such Net Cash Adjustment in cash within 125 days following the Closing Date.

          (iii) If the Net SMSV Merger Adjustment is payable by the Stockholders of SMSV, then such Stockholders shall pay to URI the amount of such Net SMSV Merger Adjustment (at such Stockholders' option either in cash or shares of URI Common Stock valued in accordance with Section 2.1(e)), and URI shall be entitled to be paid out of the Adjustments Escrow, and URI and the Representative shall give instructions to the Escrow Agent to pay to URI, an amount equal to such Net SMSV Merger Adjustment within 125 days following the Closing Date. If the Net SMSV Merger Adjustment is payable by the Purchasers, URI shall issue to the Stockholders of SMSV additional shares of URI Common Stock having a value (determined in accordance with Section 2.1(e)) equal the amount of such Net SMSV Merger Adjustment within 125 days following the Closing Date, which additional shares shall be subject to the terms and provisions of the URI Stock Agreement.

          (iv) If the Net HR Merger Adjustment is payable by the Stockholders of High Reach, then such Stockholders shall pay to URI the amount of such Net HR Merger Adjustment (at such Stockholders' option either in cash or shares of URI Common Stock valued in accordance with Section 2.1(e)), and URI shall be entitled to be paid out of the Adjustments Escrow, and URI and the Representative shall give instructions to the Escrow Agent to pay to URI, an amount equal to such Net HR Merger Adjustment within 125 days following the Closing Date. If the Net HR Merger Adjustment is payable by the Purchasers, URI shall issue to the Stockholders of High Reach additional shares of URI Common Stock having a value (determined in accordance with Section 2.1(e)) equal the amount of such Net HR Merger Adjustment within 125 days following the Closing Date, which additional shares shall be subject to the terms and provisions of the URI Stock Agreement.

        (f)  Fees.  The fees and expenses of the independent firm selected
             ----
pursuant to paragraphs (b) and (d) of this Section 2.2 shall be paid one-half by URI and one half by LPC and DC.

   2.3  Escrow.  (a) At the Closing, (i) $9,450,000 of the Cash Escrow and all
        ------
of the shares of URI Common Stock constituting the Stock Escrow shall be deposited with Wilmington Trust Company (the "Escrow Agent") pursuant to, and
                                              ------------
shall be held, applied and disbursed in accordance with, an escrow agreement substantially in the form of Exhibit E-1 hereto (the "Adjustments Escrow"), and
                             -----------              ------------------
(ii) the balance of the Cash Escrow shall be deposited with the Escrow Agent pursuant to, and shall be held, applied and disbursed in accordance with, an escrow agreement substantially in the form of Exhibit E-2 hereto (the "Indemnity
                                              -----------              ---------
Escrow").  All interest and dividends earned on the Adjustments Escrow and the
------
Indemnity Escrow during the respective terms thereof shall be paid to the parties entitled, pursuant to the provisions hereof and thereof, to the principal amount of such Escrows on a pro rata basis in relation to such entitlements.

        (b) It is acknowledged and agreed that the adjustments made to the Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration and the HR Merger Consideration on the Closing Date will be based on information prepared by the Sellers and delivered to URI. To the extent that the aggregate amount of the adjustments to the Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration and the HR Merger Consideration pursuant to
Section 2.2, as subsequently determined, exceed the Adjustments Escrow, then ESC (in respect of adjustments to the Assets Purchase Price), the Stockholders of Rylan (in respect of adjustments to the Rylan Purchase Price), the Stockholders of SMSV (in respect of adjustments to the SMSV Merger Consideration) and the Stockholders of High Reach (in respect of adjustments to the HR Merger Consideration), shall pay to URI any such deficiency by wire transfer of immediately available funds (except to the extent that such deficiency is owed in respect of the SMSV Merger Consideration or the HR Merger Consideration, in which case the Stockholders of SMSV or High Reach, as the case may be, shall have the option of delivering shares of URI Common Stock having value (determined in accordance with Section 2.1(e)) equal to such deficiency) not later than five Business Days after calculation of such deficiency, and if such respective Sellers do not so pay, ESC, LPC and DC, jointly and severally, shall pay URI the amount of all such unpaid deficiencies within two Business Days' of LPC's receipt of notice of such Sellers' failure to so pay. Notwithstanding anything in this Agreement, the Purchasers shall not be limited to the Adjustments Escrow as a sole remedy in the event that any adjustment pursuant to
Section 2.2 exceeds the Adjustments Escrow.

                                  ARTICLE III
                              CLOSING; TERMINATION

   3.1  Closing. Subject to the satisfaction of the conditions set forth in
        -------
Article VII hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the Mergers and the sale and purchase of the Shares and the Assets provided for in Article I hereof (the "Closing") shall take
                                                      -------
place, simultaneously, at 10:00 a.m., New York City time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (or at such other place as the parties may designate in writing) on July 9, 1998, or on such other date as URI and the Representative may designate in writing. The date on which the Closing is held is referred to in this Agreement as the

"Closing Date".
-------------

   3.2  Termination of Agreement.  This Agreement may be terminated prior to the
        ------------------------
Closing as follows: (a) At the election of URI or the Representative (on behalf of the Sellers, SMSV and High Reach) on or after July 9, 1998, if the Closing shall not have occurred (or, due to a breach by the other party that can not be cured by such date, is incapable of occurring) by the close of business on such date, provided that the terminating party or its Affiliates is not in default of
      --------
any of its obligations hereunder; (b) by mutual written consent of URI and the Representative (on behalf of the Sellers, SMSV and High Reach); or (c) by URI or the Representative (on behalf of the Sellers, SMSV and High Reach) if there shall be in effect a final nonappealable order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby. In the event of termination of this Agreement by URI or the Representative (on behalf of the Sellers, SMSV and High Reach), or both, pursuant to the provisions of this
Section 3.2, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the Mergers and the purchase of the Shares and Assets hereunder shall be abandoned, without further action by the Purchasers, the Sellers, SMSV or High Reach. If this Agreement is terminated as provided herein each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchasers, the Sellers, SMSV or High Reach; provided, however, that the obligations of the
                                 --------  -------
parties set forth in Section 9.4 hereof shall survive any such termination and shall be enforceable hereunder; and provided, further, that nothing in this
                                    --------  -------
Section 3.2 shall relieve any party of any liability for a breach of this Agreement.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

   (i) ESC, LPC and DC, jointly and severally, as to each of the Acquired Companies and each of the Sellers;

   (ii) each Stockholder of Rylan other than LPC and DC, severally but not jointly, as to Rylan and such Stockholder with respect to those representations and warranties set forth in Sections 4.2, 4.3, 4.6 and 4.26 and only as to such Stockholder with respect to the representations and warranties set forth in Sections 4.5 and 4.21; and

   (iii) each Stockholder of SMSV other than LPC and DC, severally but not jointly, as to SMSV and such Stockholder with respect to those representations and warranties set forth in Sections 4.2, 4.3, 4.6 and 4.26 and only as to such Stockholder with respect to the representations and warranties set forth in Sections 4.5 and 4.21;

hereby represents and warrants to the Purchasers that:

   4.1  Organization and Good Standing.  Each of the Acquired Companies is a
        ------------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation respectively set forth on Schedule 4.1 hereto and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each of the Acquired Companies is duly qualified and authorized to do business as a foreign corporation in each jurisdiction listed with respect thereto on Schedule 4.1, which listed jurisdictions are the only jurisdictions where the nature of their respective businesses or operations, or their respective ownership or leasing of property, requires such qualification or authorization (other than any jurisdiction where the failure to be so qualified or authorized would not result in a Material Adverse Change).

   4.2  Authorization of Agreement.  Each Seller and Acquired Company has all
        --------------------------
requisite (corporate, trust or otherwise) power, authority and legal capacity to execute and deliver this Agreement and each other Seller Document to which such Seller or Acquired Company is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Seller Documents have been duly authorized by all requisite action (corporate, trust or otherwise) on the part of the Sellers and the Acquired Companies. This Agreement has been, and each of the other Seller Documents will prior to the Closing have been, duly and validly executed and delivered by each Seller and Acquired Company party thereto and (assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto) this Agreement constitutes, and each of the other Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of each Seller party thereto, enforceable against each such Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The board of directors and stockholders of High Reach have unanimously adopted this Agreement and voted in favor of the HR Merger. The board of directors and stockholders of SMSV have unanimously adopted this Agreement and voted in favor of the SMSV Merger.

   4.3  Capitalization; No Subsidiaries.
        -------------------------------

        (a) The authorized, issued and outstanding capital stock (including treasury stock) of each of Rylan, High Reach and SMSV is as set forth on
Schedule 4.3(a) hereto. The Shares being acquired by the Purchasers hereunder constitute all of the outstanding shares of capital stock of Rylan, High Reach and SMSV, respectively.

        (b) All of the issued and outstanding shares of capital stock of the Acquired Companies were duly authorized for issuance, are validly issued, fully paid and non-assessable, and have not been issued in violation of any preemptive or similar rights of any Person.

        (c) None of the Acquired Companies owns or has any Subsidiaries or otherwise owns any stock, limited liability company membership, partnership or other equity interest in any Person, or any options, warrants or rights to acquire, or securities convertible into or exchangeable for, any such interests in any Person.

        (d) There is no (i) existing option, warrant, call, right, commitment or other agreement of any character to which any Stockholder or Acquired Company is a party requiring, and there are no securities of any Acquired Company outstanding, which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of any of the Acquired Companies or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of any of the Acquired Companies; (ii) existing commitment or agreement to which any Acquired Company is a party requiring it to purchase any securities of, or otherwise advance funds to, any other Person; (iii) voting trust or other agreement with respect to any shares of capital stock of any of the Acquired Companies or any agreements relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of any of the Acquired Companies.

   4.4  Corporate Records.  The Representative has delivered to URI true,
        -----------------
correct and complete copies of the certificate/articles of incorporation of each of the Acquired Companies, certified by the Secretary of State of their respective jurisdictions of incorporation, and the by-laws of each of the Acquired Companies, each certified by their respective corporate secretaries. The minute books of the Stock Companies made available to URI contain complete and accurate records in all material respects of all meetings and accurately reflect all other corporate action of the stockholders and board of directors (including committees thereof) of each of the Stock Companies. The stock certificate books and stock transfer ledgers of the Stock Companies delivered to URI are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of shares of the Stock Companies prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

   4.5  Conflicts; Consents.  None of the execution, delivery or performance by
        -------------------
the Sellers of this Agreement and the other Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Sellers with any of the provisions hereof or thereof will (a) conflict with, or result in the breach of, any provision of the certificate/articles of incorporation, by-laws or comparable organizational documents of any of the Acquired Companies or the declaration of trust or other governing documents of any Stockholder; (b) except as set forth on Schedule 4.5 hereto, with notice, lapse of time, or both, conflict with, violate, result in the breach or termination of, constitute a default or give rise to the right to accelerate the rights or obligations of any Person under any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any Stockholder or any of the Acquired Companies is a party or by which any of them or any of their respective properties or assets is bound; (c) violate any Law or Order of any Governmental Body by which any Stockholder or any of the Acquired Companies is bound; or (d) result in the creation of any Lien upon the properties or assets of any Stockholder or any of the Acquired Companies. Except as set forth on Schedule
4.5 hereto, and except for any required filings under the HSR Act and the filing of the SMSV Certificate and the HR Certificate, no consent, waiver, approval, Order, Permit or authorization of, declaration or filing with, or notification to, any Person or Governmental Body is required on the part of any Stockholder or any of the Acquired Companies (pursuant to any Law, Permit, Material Contract (as defined in Section 4.14) or otherwise) in connection with the execution and delivery of this Agreement or the other Seller Documents, consummation of the transactions contemplated hereby or thereby or the compliance by the Sellers with any of the provisions hereof or thereof (including the transfer of the Assets (including all Material Contracts and Permits of ESC) to URNJ).

   4.6  Ownership and Transfer of Shares.  Schedule 4.3(a) hereto sets forth the
        --------------------------------
ownership of the outstanding Shares by the Stockholders. Each Stockholder is the record and beneficial owner of all of the Shares indicated on Exhibit A as being owned by such Stockholder, free and clear of any and all Liens. Each Stockholder has the power and authority to sell, transfer, assign and deliver the Shares to the Purchasers as provided in this Agreement, and such delivery will convey to the Purchasers good and marketable title to the Shares, free and clear of any and all Liens.

   4.7  Financial Statements.  The Sellers have delivered to URI copies of
        --------------------
(a)(i) the audited combined balance sheets of ESC, Rylan and High Reach and the balance sheets of SMSV, in each case, as at December 31, 1996 and 1997, and the related audited combined statements of income and stockholders' equity of ESC, Rylan and High Reach and the statements of income and stockholders' equity of SMSV, in each case, for each of the three years in the three-year period ended December 31, 1997 and (ii) supplementally, in connection with the above-mentioned audited financial statements, combining balance sheets of the Acquired Companies as at December 31, 1996 and 1997 and the related combining statements of income and cash flows of the Acquired Companies for each of the three years in the three-year period ended December 31, 1997, and (b) the internally-prepared and unaudited combined and combining balance sheets of the Acquired Companies as at March 31, 1998, as modified and updated by the attachments thereto (the "Attachments"), and the related internally-prepared and unaudited combined and combining statement of income of the Acquired Companies for the three-month period then ended (or such longer period with respect to the items covered by the Attachments as set forth therein) (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is
               --------------------
complete and correct in all material respects, has been prepared in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by the Acquired Companies, respectively, without modification of the accounting principles used in the preparation thereof and presents fairly the financial position, results of operations and cash flows of the Acquired Companies as at the dates and for the periods indicated. For the purposes hereof, the balance sheets of the Acquired Companies as at March 31, 1998, as modified and updated by the Attachments, are collectively referred to as the "Balance Sheets."
                                                         --------------

   4.8  No Undisclosed Liabilities.  Except as set forth on Schedule 4.8, none
        --------------------------
of the Acquired Companies has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, fixed, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheets or in the notes thereto in accordance with GAAP which was not fully reflected in, reserved against or otherwise described in the Balance Sheets or the notes thereto or was not incurred in the ordinary course of business consistent with past practice since March 31, 1998.

   4.9  Absence of Certain Developments.  Except as expressly contemplated by
        -------------------------------
this Agreement or as set forth on Schedule 4.9, since March 31, 1998:

        (i) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

        (ii) there has not been any damage, destruction or loss with respect to the property and assets of the Acquired Companies having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

        (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Acquired Companies or any repurchase, redemption or other acquisition of capital stock or other securities of, or other ownership interest in, the Acquired Companies;

        (iv) there has not been any award, announcement or payment of bonuses to employees of the Acquired Companies, except to the extent accrued on the Balance Sheets; none of the Acquired Companies has entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of its directors, officers, employees, agents or representatives or adopted or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, medical plan, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives (other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Acquired Companies);

        (v) there has not been any change by the Acquired Companies in accounting or Tax reporting principles, methods or policies;

        (vi) none of the Acquired Companies has entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

        (vii) none of the Acquired Companies has failed to promptly pay and discharge current liabilities except where disputed in good faith by appropriate proceedings;

        (viii) none of the Acquired Companies has made any loans, advances or capital contributions to, investments in, or guaranteed any obligations of, any Person or paid any fees or expenses to any Stockholder or any Affiliate of the Acquired Companies, in each case, except in the ordinary course consistent with past practice;

        (ix) none of the Acquired Companies has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any of its assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

        (x) none of the Acquired Companies has canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, would not cause a Material Adverse Change;

        (xi) the Acquired Companies have not made or committed to make any capital expenditures or capital additions or betterments in excess of $25,000 individually or $50,000 in the aggregate;

        (xii) none of the Acquired Companies has instituted or settled any material Legal Proceeding; and

        (xiii) none of the Stockholders or the Acquired Companies has agreed to do anything set forth in this Section 4.9.

   4.10  Taxes.   (a)(i) ESC properly and timely elected under Section 1362 of
         -----
the Code to be treated as an "S" corporation for federal income tax purposes effective for its taxable year which began on January 1, 1987, and ESC will continue to be treated as an "S" corporation for federal income tax purposes for all periods up to and including the day before the Closing Date. ESC properly and timely elected to be treated, or alternatively in light of ESC's being treated as an "S" corporation for federal income tax purposes, ESC has automatically been treated, as an "S" corporation in each of the states identified on schedule 4.10(a)(i) effective in each state for the taxable year indicated on schedule 4.10(a)(i), and unless otherwise noted on Schedule 4.10(a)(i), ESC will continue to be treated as an "S" corporation in those states for all taxable periods up to and including the day before the Closing Date. ESC files Tax Returns in the State of New York, but it did not make an "S" corporation election in that state. ESC also files Tax Returns with the State of Michigan and the District of Columbia, but those jurisdictions do not recognize "S" corporation treatment. ESC is not treated as an "S" corporation for local tax purposes in any jurisdiction.

          (ii) SMSV properly and timely elected under Section 1362 of the Code to be treated as an "S" corporation for federal income tax purposes effective for its taxable year which began on January 1, 1998, and SMSV will continue to be treated as an "S" corporation for federal income tax purposes for all periods up to and including the day before the Closing Date. SMSV properly and timely elected to be treated as an "S" corporation in Virginia effective for its taxable year which began on January 1, 1998, and SMSV will continue to be treated as an "S" corporation in Virginia for all taxable periods up to and including the day before the Closing Date. SMSV is not treated as an "S" corporation for local tax purposes in any jurisdiction.

          (iii) Rylan properly and timely elected under Section 1362 of the Code to be treated as an "S" corporation for federal income tax purposes effective for its taxable year which began on January 1, 1998 and ended on April 6, 1998. Rylan properly and timely elected to be treated, or alternatively in light of Rylan's being treated as an "S" corporation for federal income tax purposes, Rylan was automatically treated, as an "S" corporation in each of the states identified on schedule 4.10(a)(iii) effective in each state indicated on schedule 4.10(a)(iii) for the taxable year which began on January 1, 1998 and ended on April 6, 1998. Rylan is not treated as an "S" corporation for local tax purposes in any jurisdiction.

          (iv) High Reach has elected under Section 1362 of the Code and, except as set forth on schedule 4.10(a)(iv), under each analogous or similar provision of state law and each jurisdiction where High Reach is required to file income tax returns, to be treated as an "S" corporation for its taxable period beginning on October 1, 1997 under the provisions of Rev. Proc. 97-40. High Reach has received conflicting advice from the Internal Revenue Service, in the forms of letters as set forth on schedule 4.10(a)(iv) and a telephone conversation, as to when such election will be effective.

        (b) Except as set forth on Schedule 4.10(b), (i) all Tax Returns required to be filed by or on behalf of the Acquired Companies on or prior to the Closing Date have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; and (ii) all Taxes that are due from the Acquired Companies with respect to the periods covered by such Tax Returns have been fully and timely paid, and adequate reserves or accruals for Taxes arising on or before March 31, 1998 have been set forth on the Balance Sheets.

        (c) Each of the Acquired Companies has complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

        (d) URI has received complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of the Acquired Companies relating to the last three taxable periods of the Acquired Companies and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to the Acquired Companies, their respective income, assets or operations. All income and franchise Tax Returns filed by or on behalf of the Acquired Companies for the taxable years ended on the respective dates set forth on Schedule 4.10(d) have been examined by the relevant taxing authority.

        (e) Schedule 4.10(e)(1) lists all material types of Taxes paid and material types of Tax Returns filed by or on behalf of the Acquired Companies for the taxable periods indicated thereon. Except as set forth on Schedule 4.10(e)(2), no claim has been made by a taxing authority in a jurisdiction where the Acquired Companies does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

        (f) Except as set forth on Schedule 4.10(f), all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Acquired Companies have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has any Stockholder or any of the Acquired Companies received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. None of the Acquired Companies is subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

        (g) Except as set forth on Schedule 4.10(g), none of the Stockholders, the Acquired Companies or any other Person on behalf of the Acquired Companies has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by the Acquired Companies or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Acquired Companies, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign Law with respect to the Acquired Companies, (iii) extended the time within which to file any Tax Return, which Tax Return has since not been filed or the assessment or collection of Taxes, which Taxes have not since been paid or (iv) any power of attorney with respect to any Tax matter currently in force.

        (h) No property owned by the Acquired Companies is (i) property required to be treated as being owned by another Person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

        (i) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Acquired Companies.

        (j) No Seller is a foreign person within the meaning of Section 1445 of the Code.

        (k) None of the Acquired Companies are parties to any tax sharing or similar Contract or arrangement (whether or not written).

        (l) There is no Contract, plan or arrangement involving the Acquired Companies and covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Purchasers, the Acquired Companies or their Affiliates by reason of Section 280G of the Code.

        (m) Except as set forth on Schedule 4.10(m), none of the Acquired Companies has any elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code.

        (n) Except as set forth on Schedule 4.10(n), none of the Acquired Companies has ever been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes.

        (o) It is understood that the Sellers are making no representations or warranties (and providing no indemnification) under this Agreement with respect to Excluded Taxes.

   4.11  Real Property.  (a)  The Acquired Companies own no real property or
         -------------
interests in real property. Schedule 4.11(a) sets forth a complete list of all real property and interests in real property leased by the Acquired Companies and used in the operation of their respective businesses (such real properties being referred to herein as the "Company Property" and the leases covering such
                                 ----------------
real properties being referred to herein as the "Real Property Leases").  The
                                                 --------------------
Company Property constitutes all interests in real property currently used or currently held for use in connection with the businesses of the Acquired Companies and which are necessary for the continued operation of the businesses of the Acquired Companies as such businesses are currently conducted. Except as otherwise set forth on Schedule 4.11(a), the Acquired Companies have valid and enforceable leasehold interests under each of the Real Property Leases and none of the Stockholders nor the Acquired Companies has received any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Acquired Companies under any of the Real Property Leases. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Acquired Companies are in good operating condition and repair (subject to normal wear and tear), with sufficient access to roads and utilities to operate the businesses of the Acquired Companies as presently conducted. The Sellers have delivered to URI true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

        (b) The Acquired Companies have all certificates of occupancy and Permits of any Governmental Body necessary for the current use and operation of each Company Property, and the Acquired Companies have fully complied with all material conditions of the Permits applicable to them, except for such certificates or Permits the failure of which to possess, individually or in the aggregate, has not caused and would not cause a Material Adverse Change. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any Permit, except for any default or violation that has not caused and would not cause a Material Adverse Change.

        (c) There does not exist any actual or, to the best knowledge of the Sellers, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and none of the Sellers nor the Acquired Companies has received any notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

        (d) Except as set forth on Schedule 4.11(d), none of the Acquired Companies owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

   4.12  Tangible Property; Assets.  (a) Schedule 2.2(b) sets forth a list, as
         -------------------------
of June 30, 1998, of all Equipment owned or leased by the Acquired Companies for lease or rent to their respective customers. Schedule 4.12(a) sets forth a list, as of the dates indicated thereon, of all items of tangible property (other than Equipment set forth on Schedule 2.2(b)) owned or leased by the Acquired Companies having an original cost in excess of $10,000 ("Other
                                                                  -----
Assets"), and since the respective dates indicated on Schedule 4.12(a) there has not been any material change with respect to such Other Assets.

        (b) Except as set forth in Schedule 4.12(b), the Acquired Companies have good and marketable title to all Equipment and Other Assets owned by them (except as sold or disposed of subsequent to the date indicated in Section 4.12(a) in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions. All Other Assets are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. The Assets and the Other Assets are sufficient for the conduct of the Business of ESC as presently conducted.

   4.13  Intangible Property.  Schedule 4.13 contains a complete and correct
         -------------------
list of each patent, trademark, trade name, service mark and copyright owned or used by the Acquired Companies during the past five years, as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule 4.13, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all Liens, and is in good standing and not the subject of any challenge. There have been no claims made against any of the Acquired Companies or, to the Stockholders' knowledge, against any other Person, and neither the Stockholders nor the Acquired Companies have received any notice or otherwise knows or has reason to believe that any of the foregoing is invalid or conflicts with the asserted rights of others.

   4.14  Material Contracts.  Schedule 4.14 sets forth all of the following
         ------------------
Contracts to which the Acquired Companies is a party or by which it is bound (collectively, the "Material Contracts"): (i) Contracts with any stockholder,
                    ------------------
director, officer or manager of any of the Acquired Companies that will not terminate on or prior to the Closing Date without further obligation or liability on the part of any party thereto; (ii) Contracts with any labor union or association representing any employee of the Acquired Companies; (iii) Contracts for the sale of any assets (other than in the ordinary course of business), or for the grant to any Person of any preferential rights to purchase any of its assets or requiring any Person to purchase or sell all or a fixed portion of its requirements or output from or to another Person; (iv) Contracts containing covenants of the Acquired Companies not to compete in any line of business or in any geographical area or covenants of any other Person not to compete with the Acquired Companies in any line of business or in any geographical area; (v) Contracts relating to the acquisition by the Acquired Companies of any operating business or the capital stock or a significant amount of assets (other than purchases of inventory in the ordinary course of business) of any other Person; (vi) Contracts relating to the borrowing of money or the issuance of guarantees pursuant to which any of the Acquired Companies or Surviving Corporations will have any liability or have any of their assets subject to a Lien following the Closing; (vii) Contracts under which any of the Acquired Companies acts as a distributor, dealer, franchisor, licensee or authorized service Person (and noting with an asterisk any such Contract whereby any Acquired Company is obligated to indemnify a product manufacturer in respect of product liability claims arising from the resale or use of the products subject to such Contract); or (viii) any other Contracts which (A) involve the expenditure of more than $20,000 in the aggregate or $20,000 annually, (B) are not terminable by each party thereto, without further obligation or liability, upon less than 60 days' notice, or (C) require performance by any party more than four months from the date hereof. There have been made available to URI and its representatives true and complete copies of all of the Material Contracts. Except as set forth on Schedule 4.14: (x) all of the Material Contracts are in full force and effect and are the legal, valid and binding obligation of the Acquired Companies and, to the best knowledge of the Sellers, each other party thereto, enforceable against each such party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity; (y) none of the Acquired Companies is, with notice or lapse of time, or both, in default in any material respect under any Material Contracts nor, to the best knowledge of the Stockholders, is any other party to any Material Contract in default thereunder in any material respect; and (z) none of the Stockholders nor the Acquired Companies has received notice that any party to a Material Contract intends to terminate or not renew the same at its next renewal date.

   4.15  Employee Benefits.  (a) Schedule 4.15(a) sets forth a complete and
         -----------------
correct list of (i) all "employee benefit plans", as defined in Section 3(3) of ERISA, and any other benefit plans or employee benefit arrangements or programs (including severance pay, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) maintained by the Acquired Companies or as to which any of the Acquired Companies has any obligation or liability (contingent or otherwise) ("Employee
                                                                      --------
Benefit Plans") and (ii) all "employee pension plans", as defined in Section
-------------
3(2) of ERISA, maintained by the Acquired Companies or any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with the Acquired Companies under Section 414(b), (c), (m) or
(o) of the Code ("ERISA Affiliate") or to which the Acquired Companies or any
                  ---------------
ERISA Affiliate contributed or is obligated to contribute thereunder ("Pension
                                                                       -------
Plans").  Schedule 4.15(a) clearly identifies, in separate categories, Employee
-----
Benefit Plans or Pension Plans that are (i) subject to Section 4063 and 4064 of ERISA ("Multiple Employer Plans"), (ii) multiemployer plans (as defined in
        -----------------------
Section 4001(a)(3) of ERISA) ("Multiemployer Plans") or (iii) "benefit plans",
                               -------------------
within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at the former employee's or his beneficiary's sole expense). True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans (as applicable), have been delivered to URI: (i) any plans, agreements, policies or other governing document and related trust documents, and all amendments thereto, (ii) the most recent Forms 5500 and schedules thereto, (iii) the most recent financial statements and actuarial valuations,
(iv) the most recent IRS determination letter, (v) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (v) written descriptions of all non-written agreements relating to the Employee Benefit Plans and Pension Plans.

        (b) As of the Closing Date, none of the Acquired Companies or any ERISA Affiliate has incurred any withdrawal liability (contingent or otherwise) under Title IV of ERISA with respect to any Multiple Employer Plan or Multiemployer Plan (except for any withdrawal liability arising solely as a result of the Closing hereunder).

        (c) Each of the Employee Benefit Plans and Pension Plans intended to qualify under Section 401 of the Code ("Qualified Plans") so qualify and the
                                        ---------------
trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code and, except as disclosed on Schedule 4.15(c), nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

        (d) All contributions and premiums required by Law or by the terms of any Employee Benefit Plan or Pension Plan which are defined benefit plans or money purchase plans or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code.

        (e) The benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each of the Employee Benefit Plans and Pension Plans subject to Title IV of ERISA using the actuarial assumptions that would be used by the Pension Benefit Guaranty Corporation (the "PBGC") in the event it terminated each such plan do
                           ----
not exceed the fair market value of the assets of each such plan.

        (f) There are no pending or, to the Sellers' knowledge, threatened Legal Proceedings which have been asserted or instituted against any of the Employee Benefit Plans or Pension Plans, the assets of any such plans or the Acquired Companies or the plan administrator or any fiduciary of the Employee Benefit Plans or Pension Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and, to the Sellers' knowledge, there are no facts or circumstances which could form the basis for any such Legal Proceeding. There has been no "reportable event" as that term is defined in
Section 4043 of ERISA and the regulations thereunder with respect to any of the Employee Benefit Plans or Pension Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring notice to be provided under
Section 4041(c)(3)(C) or 4063(a) of ERISA.

        (g) Each of the Employee Benefit Plans and Pension Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law. All amendments and actions required to bring each of the Employee Benefit Plans and Pension Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Schedule 4.15(g).

        (h) Except as otherwise set forth on Schedule 4.15(h), neither the Acquired Companies nor any ERISA Affiliate has terminated any Employee Benefit Plan or Pension Plan subject to Title IV of ERISA, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA.

        (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee of the Acquired Companies; (B) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; or
(C) result in the acceleration of the time of payment or vesting of any such benefits.

        (j) No stock or other security issued by the Acquired Companies forms or has formed a material part of the assets of any Employee Benefit Plan or Pension Plan.

        (k) Notwithstanding anything to the contrary herein, the representations set forth in the last sentence of paragraph (a) and in paragraphs (d), (e), (f),
(g), (h) and (i) of this Section 4.15 shall not apply to Multiemployer Plans. All contributions to Multiemployer Plans required by Law, or by the terms of any collective bargaining agreement or Multiemployer Plan, to be made by any Acquired Company prior to the Closing Date have been timely made to any funds or trusts established thereunder or in connection therewith.

   4.16  Labor; Personnel.  (a) Schedule 4.16(a) sets forth a complete list, as
         ----------------
of the date hereof, of all officers, directors and employees (by type or classification) of the Acquired Companies and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with officers, directors and employees. All employment agreements to which the Acquired Companies are party are terminable by the Acquired Companies at will.

        (b) Except as set forth on Schedule 4.16(b), (i) none of the Acquired Companies is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to their employees and none of their employees are represented by any labor organization;
(ii) no labor organization or group of employees of the Acquired Companies has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the best knowledge of the Sellers, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal; and
(iii) there is no organizing activity involving the Acquired Companies pending or, to the best knowledge of any Sellers, threatened by any labor organization or group of employees of the Acquired Companies.

        (c) Except as set forth on Schedule 4.16(c), there are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the best knowledge of any Seller, threatened against or involving the Acquired Companies. There are no unfair labor practice charges, grievances or complaints pending or, to the best knowledge of any Seller, threatened by or on behalf of any employee or group of employees of the Acquired Companies.

   4.17  Litigation.  Except as set forth in Schedule 4.17, (a) there is no
         ----------
Legal Proceeding or Order pending before any Governmental Body or, to the knowledge of the Sellers, threatened against the Acquired Companies (or to the knowledge of the Sellers, pending or threatened against any of the stockholders, officers, directors or key employees of any of the Acquired Companies with respect to their business activities on behalf of the Acquired Companies), or to which the Acquired Companies is otherwise a party or to which any of their respective properties or operations is subject, in each case, which if adversely determined, could result in a liability in excess of $25,000 or require any specific performance or act, or injunction not to act, by any such Person; nor to the knowledge of the Sellers is there any reasonable basis for any such action, proceeding, or investigation, and (b) none of the Acquired Companies is engaged in any legal action to recover monies due it or for damages sustained by it. All matters listed on the "accident reports" included in Schedule 4.17, whether litigation has been instituted or not, (i) have been reported to the Acquired Companies insurance carriers for coverage and such carriers have not indicated that they may reserve or deny coverage in respect thereof and (b) the matters identified as File #'s ESC0131 and ESC0004 on Schedule 4.17 are covered by in effect insurance coverage in favor of the Acquired Companies subject to deductibles not in excess of $5,000 per claim.

   4.18  Compliance with Laws; Permits.
         -----------------------------

        (a) Except as set forth on Schedule 4.18(a) or as would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change, (i) the Acquired Companies are in compliance with all Laws applicable to them or to the conduct of their respective businesses or operations or the use of their properties (including any leased properties) and assets, and (ii) there has been no assertion by any party, and none of the Sellers nor the Acquired Companies has received any notice, of any violation of any Laws.

        (b) Schedule 4.18(b) sets forth a full and complete list of all Permits owned by, issued to, or otherwise benefitting the Acquired Companies and which are material to the operation of their respective businesses. Such Permits constitute all material Permits necessary or useful in the operation of the businesses of the Acquired Companies as currently conducted. All of such material Permits are valid and in full force and effect and there are no proceedings pending, or to the knowledge of the Sellers, threatened which may result in the revocation, cancellation, suspension or adverse modification of any such Permit.

   4.19  Environmental Matters.  The Sellers have provided to URI all
         ---------------------
environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Acquired Companies. Except as set forth on Schedule
4.19 hereto:

        (a) the operations of the Acquired Companies are in compliance in all material respects with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

        (b) the Acquired Companies have obtained all material Permits required under all applicable Environmental Laws necessary to operate their respective businesses;

        (c) none of the Acquired Companies is the subject of any outstanding written Order or Contract with any Governmental Body or other Person respecting
(i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

        (d) none of the Acquired Companies has received any communication alleging that it may be in violation of any Environmental Law or any Permit issued pursuant to Environmental Law or may have any liability under any Environmental Law;

        (e) none of the Acquired Companies has any material current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

        (f) there are no investigations by any Governmental Body or third-party of the businesses, operations, or currently or previously owned, operated or leased property of the Acquired Companies pending or, to the Sellers' knowledge, threatened which could lead to the imposition of any liability on any Seller or any Acquired Company pursuant to Environmental Law;

        (g) there is not located at any of the Seller Affiliate Property or, to the Sellers' knowledge, any other Company Property, any (i) USTs, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and

        (h) as to each UST located at a Company Property, to the Sellers' knowledge, Schedule 4.19(h) sets forth (1) the location of the UST, information and material, including any available drawings and photographs, showing the location, and whether any of the Acquired Companies currently owns or leases the property on which the UST is located (and if such Person does not currently own or lease such property, the dates on which it did and the current owner or lessee of such property); (2) the date of installation and specific use or uses of the UST; (3) a copy of each notice to or from a Governmental Body relating to the UST; (4) other material records with regard to the UST, including repair records, financial assurance compliance records and records of ownership; and
(5) to the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to the Sellers' knowledge, the UST failed to meet applicable standards and regulations for tightness or otherwise and the extent of such failure, and any other operational or environmental problems with regard to the UST, including spills, including spills in connection with delivery of materials to the UST, Releases from the UST and soil contamination.

   4.20  Insurance.  Schedule 4.20 sets forth (i) a complete and accurate list
         ---------
of all policies of insurance of any kind or nature covering the Acquired Companies or any of their respective employees, properties or assets, including policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance; and (ii) as to each such policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage and the annual premium therefor. All such policies are in full force and effect and, to the Sellers' knowledge, none of the Acquired Companies is in default of any provision thereof.

   4.21  Related Party Transactions.  Except as set forth on Schedule 4.21, no
         --------------------------
Stockholder nor any other Affiliate of the Acquired Companies has borrowed any moneys from, guarantees any obligations of or has any obligations guaranteed by, or has outstanding any indebtedness or other similar obligations to the Acquired Companies. Except as set forth in Schedule 4.21, no Stockholder nor any director, officer, member, manager, employee or Affiliate of the Acquired Companies (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, member or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Acquired Companies, (B) engaged in a business related to the business of the Acquired Companies, or (C) a participant in any transaction to which any of the Acquired Companies is a party or (ii) is a party to any Contract with any of the Acquired Companies.

   4.22  Banks.  Schedule 4.22 contains a complete and correct list of the names
         -----
and locations of all banks in which the Stock Companies have accounts or safe deposit boxes and the names of all Persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 4.22, no Person holds a power of attorney to act on behalf of the Stock Companies.

   4.23  Certain Actions.  None of the Acquired Companies nor any Person acting
         ---------------
at the direction or on behalf of any Acquired Company has serviced, maintained, modified, altered or remodeled any product sold, rented or distributed by any Acquired Company prior to the Closing Date or any equipment being acquired by the Purchasers pursuant to this Agreement in a criminally negligent manner.

   4.24  Investment Intention.  Each Seller that will receive shares of URI
         --------------------
Common Stock pursuant to Article II hereof (a) is acquiring such shares for his, her or its (as the case may be) own account, for investment purposes only and not with a view to the distribution thereof in contravention of the Securities Act; (b) is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act; (c) understands that (i) none of such shares have been registered under the Securities Act or any state securities laws and, accordingly, such securities cannot be sold unless registered under the Securities Act and applicable state securities laws or pursuant to an available exemption from such registration requirements and (ii) except as set forth in the URI Stock Agreement, URI is under no obligation to register any of such securities under the Securities Act.

   4.25  No Misrepresentation.  No representation or warranty of any Seller
         --------------------
contained in this Agreement or any other Seller Document or in any schedule hereto, or in any certificate or other instrument furnished by or on behalf of any Seller or any of the Acquired Companies to URI pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

   4.26  Brokers; Finders.  No Person has acted, directly or indirectly, as a
         ----------------
broker, finder or financial advisor for any Seller or the Acquired Companies in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee, commission or like payment in respect thereof.


                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

   The Purchasers hereby represents and warrants to the Sellers that:

   5.1  Organization and Good Standing.  Each Purchaser is a corporation duly
        ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware.

   5.2  Authorization of Agreement.  Each Purchaser has full corporate power and
        --------------------------
authority to execute and deliver this Agreement and each of the other Purchaser Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchasers of this Agreement and each other Purchaser Document have been duly authorized by all necessary corporate action on behalf of the Purchasers. This Agreement has been, and each other Purchaser Document to which the Purchasers are a party will prior to the Closing have been, duly executed and delivered by the Purchasers party thereto and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each other Purchaser Document when so executed and delivered will constitute, legal, valid and binding obligations of the Purchasers party thereto, enforceable against the Purchasers in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

   5.3  Conflicts; Consents of Third Parties.
        ------------------------------------

        (a) Except as set forth on Schedule 5.3 hereto, neither the execution and delivery by the Purchasers of this Agreement and the other Purchase Documents to which they are party, nor the compliance by the Purchasers with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Purchasers, (ii) conflict with, violate, result in the breach of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other obligation to which the Purchasers are a party or by which the Purchasers or any of their properties or assets are bound or (iii) violate any statute, rule, regulation, order or decree of any Governmental Body by which the Purchasers are bound, except, in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, properties, results of operations, prospects, conditions (financial or otherwise) of URI and its subsidiaries, taken as a whole. Except as set forth on Schedule 5.3 hereto, and except for any required filings under the HSR Act, the filing of the SMSV Certificate and HR Certificate, filings with the Securities and Exchange Commission and applicable state securities authorities contemplated by the URI Stock Agreement and required filings with the New York Stock Exchange with respect to the issuance of URI Common Stock hereunder, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchasers in connection with the execution and delivery of this Agreement or the other Purchaser Documents to which they are a party, consummation of the transactions contemplated hereby and thereby or compliance by the Purchasers with any of the provisions hereof or thereof.

   5.4  Litigation.  There are no Legal Proceedings pending or, to the best
        ----------
knowledge of the Purchasers, threatened that are reasonably likely to prohibit or restrain the ability of the Purchasers to enter into this Agreement or consummate the transactions contemplated hereby.

   5.5  Investment Intention.  URI is acquiring the Shares for its own account,
        --------------------
for investment purposes only and not with a view to the distribution thereof in contravention of the Securities Act. URI understands that the Shares have not been registered under the Securities Act and cannot be sold unless registered under the Securities Act or pursuant to an available exemption from such registration requirements.

   5.6  Stock Consideration. The shares of URI Common Stock constituting the
        -------------------
SMSV Merger Consideration and the HR Merger Consideration have been duly authorized and, when issued against the consideration therefor as provided herein, will be fully paid for and non-assessable, and such issuance will not be in violation of any preemptive or similar rights of any Person.

   5.7  Brokers; Finders.  No Person has acted, directly or indirectly, as a
        ----------------
broker, finder or financial advisor for the Purchasers in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee, commission or like payment in respect thereof.


                                   ARTICLE VI
                                   COVENANTS

   6.1  Access to Information.  The Sellers agree that, prior to the Closing
        ---------------------
Date, URI shall be entitled, through its officers, employees and representatives (including legal advisors and accountants), to make such investigation (including environmental surveys and testing) of the properties, businesses, personnel and operations of the Acquired Companies and such examination of the books, records and financial condition of the Acquired Companies as URI reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Sellers shall cooperate, and shall cause the Acquired Companies to cooperate, fully therein. No investigation (including any environmental or site surveys or analyses) by URI prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement or the Seller Documents. In order that URI may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may reasonably request of the affairs of the Acquired Companies, the Sellers shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Acquired Companies to cooperate fully with such representatives in connection with such review and examination.

   6.2  Conduct of the Business Pending the Closing.  (a) Except as otherwise
        -------------------------------------------
expressly contemplated by this Agreement or with the prior written consent of URI, from the date hereof until the Closing the Sellers shall, and the Stockholders shall cause the Stock Companies to: (i) conduct their respective businesses only in the ordinary course consistent with past practice; (ii) use their best efforts to (A) preserve their respective present business operations, organization (including management and sales force) and goodwill and (B) preserve their respective present relationships with Persons having business dealings with them; (iii) maintain (A) all of their respective assets and properties in good working condition, ordinary wear and tear excepted, and (B) insurance upon all of their respective properties and assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement; (iv)
(A) maintain their respective books,
accounts and records in the ordinary course of business consistent with past practices, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply with all contractual and other obligations applicable to their respective operations; and (v) comply in all material respects with applicable Laws (including Environmental Laws).

   (b) Except as otherwise expressly contemplated by this Agreement or with the prior written consent (or in the case of matters described in clauses (v) and (ix) below, prior express oral consent confirmed in writing within 24 hours) of URI, from the date hereof until the Closing the Sellers shall not, and the Stockholders shall cause the Stock Companies not to:

        (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Acquired Companies or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in the Acquired Companies;

        (ii) transfer, issue, sell or dispose of any shares of capital stock or other securities of the Acquired Companies, or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock, other securities or other equity interests of the Acquired Companies;

        (iii) effect any recapitalization, reclassification, stock split or like change in the capitalization of the Acquired Companies;

        (iv) amend the certificate of incorporation or by-laws of any of the Acquired Companies;

        (v) (A) increase the annual level of compensation of any employee of the Acquired Companies, (B) grant any bonus, benefit or other direct or indirect compensation to any employee, director or consultant, (C) increase the coverage or benefits available under any, or adopt any new, severance pay, termination pay, vacation pay, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Acquired Companies, or otherwise modify or amend or terminate any such plan or arrangement, or (D) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Acquired Companies is a party;

        (vi) except for trade payables or otherwise in the ordinary course of business consistent with past custom and practice, borrow monies or draw down on any line of credit or credit facility, or become the guarantor, surety, endorser or otherwise liable for any debt, obligation or liability (contingent or otherwise) of any other Person;

        (vii) sell, assign, transfer or otherwise dispose of any material assets or properties (other than sales of inventory for fair consideration in the ordinary course of business consistent with past practice), or subject to any Lien any of the assets (including the Assets) or properties (whether tangible or intangible) of, the Acquired Companies;

        (viii) cancel or compromise any debt or claim or waive or release any material right of the Acquired Companies;

        (ix) enter into any commitment for capital expenditures in excess of $25,000 individually or in the aggregate;

        (x) enter into, modify or terminate any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization;

        (xi) introduce any material change with respect to the operation of their respective businesses, including any material change in the types, nature, composition or quality of its products or services, or make any change in product specifications or prices or terms of distributions of such products;

        (xii) enter into, amend or modify any Material Contract or any other Contract or transaction which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

        (xiii) enter into or agree to enter into any merger or consolidation with any other Person, or engage in any new business, or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of, any other Person; and

        (xiv) agree to do anything prohibited by this Section 6.2 or anything which would make any of the representations and warranties of the Sellers in this Agreement or the Seller Documents untrue or incorrect in any material respect as of any time through and including the Closing Date.

   6.3  No Solicitation.  The Sellers will not, and will not cause or permit the
        ---------------
Stock Companies or any of their respective directors, officers, employees, representatives or agents (collectively, "Agents") to, directly or indirectly, (i) discuss,
                       ------
negotiate, undertake, authorize, recommend, propose or enter into, any transaction involving a merger, consolidation, business combination, purchase or disposition of any capital stock or other equity interest in, or any material amount of the assets of, the Acquired Companies, other than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii) facilitate,
                                    -----------------------
encourage, solicit, participate in or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction,
(iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Acquired Companies in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Sellers will inform URI in writing immediately following the receipt by any Seller, any Acquired Company or any Agent of any proposal or inquiry in respect of any Acquisition Transaction.

   6.4  Consents and Approvals. (a) The Sellers shall use their reasonable best
        ----------------------
efforts, and URI shall cooperate with the Sellers, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement; provided, however, that neither the
                                             --------  -------
Sellers nor URI shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested, or to dispose of any assets, lines of business or equity interests in order to obtain the consent of the Federal Trade Commission or the United States Department of Justice to the transactions contemplated by this Agreement. Each of the parties hereto has caused its "ultimate parent entity" (as such term is defined under the HSR Act) to file an appropriate Notification and Report Form concerning the transactions contemplated herein.

        (b) The Sellers and Purchasers shall provide timely notices to all relevant Governmental Bodies of the proposed change of ownership of the Business, the Shares and the Assets, and shall file timely applications for the modification, transfer or reissuance, on or prior to the Closing Date, of all Permits required to operate the Business and use the Assets.

        (c) The Sellers shall use their reasonable best efforts to obtain and deliver to the Purchasers at or prior to the Closing such consents as are required, or are reasonably requested by the Purchasers as being desirable, to allow the assignment and transfer to the Purchasers and the Surviving Corporations of all of the Acquired Companies' right, title and interest in, to and under all Contracts of ESC included in the Assets and all Contracts of the Stock Companies. Without limiting the generality of the foregoing, ESC shall use its best efforts to secure all consents required for the assignment of all equipment dealer agreements to which ESC is a party to URNJ; to the extent such consents are not obtained within 90 days following the Closing Date, ESC shall promptly terminate all non-assignable dealer agreements to which it is a party.

   6.5  Other Actions.  Each of the Sellers and URI shall use its best efforts
        -------------
to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

   6.6  Publicity.  None of the Sellers, the Purchasers or the Acquired
        ---------
Companies shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed; provided, however, that URI may, in its
                                  --------  -------
reasonable judgement and discretion, make such disclosure as URI deems is required by applicable Law or by the applicable rules of any stock exchange on which any securities of URI are listed.

   6.7  Records.  The Sellers and the Purchasers agree that each of them shall
        -------
preserve and keep the records held by them relating to the business of the Acquired Companies for a period of three years from the Closing Date (except that records pertaining to Tax matters shall be retained for a period of six years (or such other period as required by applicable Law) and as further provided in Section 8.6(d)(iv) hereof) and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations or audits of their or their Affiliates' businesses. In the event either the Sellers or the Purchasers desire to destroy such records after that time, such party shall first give 60 days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that 60 day period, to take possession of the records within 90 days after the date of such notice.

   6.8  Use of Name.  The Sellers hereby agree that upon the consummation of the
        -----------
transactions contemplated hereby, (a) the Purchasers shall have the exclusive rights to the use of the names "Equipment Supply", "Rylan", "High Reach", "Space Maker Systems" and derivations thereof, (b) the Sellers shall not, and shall not cause or permit any of their Affiliates to, use such names or any variation or simulation thereof in any business, and (c) ESC shall take such actions as may be necessary or appropriate to promptly (and in any event within two Business Days of the Closing) change its corporate name to a name that does not contain any of such names or the names of URI or any of its Subsidiaries.

   6.9  ESC Employee Matters.  Except to the extent required by collective
        --------------------
bargaining agreements covering employees of ESC that have been disclosed to URI pursuant to Section 4.16 hereof (true and complete copies of which shall have been delivered to URI prior to the date hereof): All of the employees of ESC who are actively employed by ESC in the Business as of the close of business on the Business Day immediately preceding the Closing Date shall be offered at-will employment (or just cause termination employment if required by applicable collective bargaining agreements) with URNJ as of the Closing Date, and URNJ shall also offer employment to each employee of ESC who is listed on Schedule 4.16(a), is temporarily absent on the Business Day immediately preceding the Closing Date from active employment in the Business of ESC and has rights of re-employment, upon termination of such employee's temporary absence; each such offer of employment shall be at the same position and rate of salary as of the date hereof and set forth in Schedule 4.16(a) hereto, except in the case of any employee who upon returning after a period of absence either is not fully capable of performing the functions of his or her former position or is not entitled under the terms of such absence to the same position, which such position is not then available; each such employee of ESC who accepts URNJ's offer of employment shall be deemed to be a "Transferred Employee" on the day
                                             --------------------
they commence active employment with URNJ (not earlier than the Closing Date); and, subject to applicable Laws, URNJ shall have the right to dismiss any or all Transferred Employees at any time, with or without cause, and to change the terms and conditions of employment of any or all Transferred Employees.

   6.10 Notification.  Between the date of this Agreement and the Closing Date,
        ------------
each party hereto shall promptly notify the other parties hereto in writing (a) if such party becomes aware of any fact or condition that causes or would be reasonably likely to cause or constitute a Material Adverse Change or a breach of any of the representations and warranties of such party set forth herein and
(b) of the occurrence of any breach of any covenant of such party in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions to Closing set forth herein impossible or unlikely.

   6.11 Post-Closing Insurance Coverage.  (a) The parties agree to purchase and
        -------------------------------
maintain the following insurance policies (the "Policies"):
                                                --------

        (i) "tail" insurance policies for general, automobile and products liability covering acts, omissions or occurrences (whether or not a claim in respect thereof had been asserted by or reported to any Person) of the Seller Parties (as defined below) that either occurred within the seven year period ending on the Closing Date (regardless of whether or not a claim in respect thereof was asserted prior to or after the Closing Date) or with respect to which a claim was asserted (prior to the expiration of the statute of limitations applicable thereto) against any Seller Party prior to the Closing Date, which tail insurance shall provide for an aggregate coverage limit of not less than $100,000,000, a per occurrence limit of not less than $10,000,000 and a deductible of not more than $5,000 per claim (the "Tail Policy"); and
                     -----------

        (ii) "discontinued business/completed operations" insurance policies for general and products liability in respect of products sold by the Seller Parties (or any Seller Party) at any time prior to the Closing Date covering claims in respect of events occurring after the Closing Date, which insurance shall provide for an aggregate coverage limit of not less than $25,000,000, a per occurrence limit of not less than $25,000,000 and a deductible of not more than $5,000 per claim (the "Discontinued Operations Policy").
                     ------------------------------

        As used in this Section 6.11, the term "Seller Parties" means
                                                --------------
collectively (i) the Acquired Companies and their respective predecessors and
(ii) Affiliates of the Acquired Companies in connection with their activities relating to the Business; and the term "Seller Party" means any such Person.

        (b) LPC and URI shall each prepay one-half of the premium for the Tail Policy, and URI shall prepay the premium for the Discontinued Operations Policy, in full on or prior to the Closing Date.

        (c) Each of the Policies shall be endorsed as follows:

          (i) to name URI and all of URI's subsidiaries, and each of their respective directors, officers, employees and agents, and each of their respective heirs, successors and assigns (collectively, the "Purchaser Insured
                                                             -----------------
Parties") as additional insureds under the Policies;
-------

          (ii) to provide that coverage under the Discontinued Operations Policy is primary, and that each of the Policies shall provide coverage without right of contribution from any insurance that the Purchaser Insured Parties may now or hereafter carry (other than the underlying coverage to the Tail Policy);

          (iii) to provide a severability of interest clause protecting the Purchaser Insured Parties as though a separate policy had been issued to each, but without increasing the overall limit of liability or aggregate;

          (iv) to provide that if at any time LPC fails to maintain the Policies as stated in this Section 6.11, then the Purchaser Insured Parties shall have the right, but not the obligation, to pay the premiums for such insurance in order to maintain in effect the insurance coverage required hereunder for the benefit of the Purchaser Insured Parties; provided, that in the event that the
                                          --------
Purchaser Insured Parties pay such premiums as described above, LPC shall immediately reimburse the Purchaser Insured Parties therefor by wire transfer of immediately available funds and URI shall be entitled to be reimbursed from the Indemnity Escrow, and URI and the Representative shall instruct the Escrow Agent to reimburse URI, for all such payments; and

          (v) to provide that no cancellation of, or material change in, such insurance coverage shall be effective with respect to the Purchaser Insured Parties unless URI has expressly consented to the specific change or cancellation in a writing signed by an executive officer of URI.

        (d) The Policies shall be effective and in full force on and as of the Closing Date and the term of coverage thereunder shall continue without interruption thereafter for a period of not less than (i) 30 years for the Tail Policy and (ii) 10 years for the Discontinued Operations Policy.

        (e) LPC shall deliver to URI a certificate of insurance issued to the Purchaser Insured Parties on the Closing Date evidencing the Policies.

   6.12 Release of Guarantees. URI shall use its reasonable commercial efforts
        ---------------------
to cause the guarantees by ESC and the individual Stockholders of certain obligations of the Stock Companies, and the guarantees of the individual Stockholders with respect to the Assumed Liabilities, to be released by the beneficiaries of such guarantees as soon as practicable following URI's receipt of the Representative's request that URI seek such releases as shall be specified by the Representative in such request.

   6.13 Multiemployer Plan Liability.  (a) To the extent reasonably necessary to
        ----------------------------
avoid the imposition of withdrawal liability on ESC, URNJ shall: (i) contribute to each Multiemployer Plan for substantially the same number of contribution base units for which ESC has an obligation to contribute prior to the Closing Date; and (ii) provide to each Multiemployer Plan, for a period of five plan years commencing with the first plan year beginning after the Closing Date, a bond to be obtained by URNJ issued by a corporate surety corporation, or a sum to be provided by URNJ held in escrow by a bank or similar financial institution, or an irrevocable letter of credit to be obtained by URNJ, equal to the greater of (A) the average annual contribution required to be made by ESC under the Multiemployer Plan for the three plan years preceding the plan year in which the Closing Date occurs or (B) the annual contribution that ESC was required to make under the Multiemployer Plan for the last plan year prior to the plan year in which the Closing Date occurs, or shall obtain a waiver of the requirements to provide any of the foregoing or shall comply with alternatives acceptable to the Multiemployer Plan, in order to ensure compliance with Section 4204 of ERISA. If at any time during the first five plan years beginning after the Closing Date, URNJ withdraws from, or fails to make a required contribution to, one of the Multiemployer Plans, the bond, escrow, or letter of credit obtained with respect to such Multiemployer Plan, if any, shall be paid to such Multiemployer Plan.

   (b) Notwithstanding any other provision hereof, URNJ's obligations under this
Section 6.13 are limited to the extent necessary to comply with Section 4204 of ERISA. If URNJ effects a complete or partial withdrawal from a Multiemployer Plan during the first five plan years following the Closing Date and URNJ fails to make any withdrawal liability payment to the Multiemployer Plan when due, then ESC shall be secondarily liable to the Multiemployer Plan for any unpaid withdrawal liability to the extent that ESC would have incurred such liability following the Closing Date had URNJ not agreed to the provisions of this Section. ESC's obligations set forth in this paragraph shall continue with respect to events that occurred prior to the last day of the five plan year period referred to in this Section 6.13 (regardless of when notice of such liability is received by either URNJ or ESC). URNJ and ESC shall promptly notify the other party of any demand for payment of withdrawal liability received by URNJ or ESC within five years from the Closing Date. URNJ and ESC agree to take all such further actions as may be necessary to satisfy the sale of assets exception requirements set forth in Section 4204 of ERISA. In the event ESC is required to post a bond on account of the foregoing provisions, URI shall reimburse ESC for the cost of such bond; provided that URI shall be
                                               --------
entitled to control all negotiations and proceedings with the relevant Multiemployer Plan and union relating thereto.

   6.14 Removal of Underground Storage Tanks.  ESC, LPC and DC hereby covenant
        ------------------------------------
and agree to remove, at their sole cost and expense, prior to October 15, 1998, the two USTs located on the Company Property in Burlington, New Jersey and the two USTs located on the Company Property in Newark, Delaware, in a manner that is commercially responsible and in compliance with all applicable Laws, Permits and Orders (the "Proper Manner"). In the event such Sellers shall not have
                 -------------
removed such USTs by such date in the Proper Manner, the Purchasers shall be entitled to cause the removal of such USTs at such Sellers' expense, and such Sellers shall, jointly and severally, promptly reimburse the Purchasers for all costs and expenses (including the cost of any required Remedial Action) incurred by the Purchasers in connection with such removal and the Purchasers shall be entitled to be reimbursed out of the Indemnity Escrow (and the Sellers shall instruct the Escrow Agent to so reimburse the Purchasers) for all of such costs and expenses.

   6.15 Assumption of 401(k) Plans.  Effective as of the Closing Date, URNJ or
        --------------------------
one of the Stock Companies shall adopt and assume sponsorship (or continue sponsorship) of (i) the Cave Holdings 401(k) and Profit Sharing Plan and (ii) The Space Maker Group, Inc. 401(k) Plan and Trust (together, the "Seller 401(k)
                                                                  -------------
Plans").  URNJ shall take all actions within its authority to effectuate such
-----
assumption (or continuation of sponsorship by a Stock Company) of the Seller 401(k) Plans. The Sellers and the Acquired Companies shall take all actions within their authority to enable and assist URNJ (or one of the Stock Companies) in adopting and assuming the Seller 401(k) Plans (or in continuing sponsorship by a Stock Company), including obtaining resignations effective as of the Closing Date of any and all fiduciaries (including trustees, committee members and plan administrators) that are requested by URI.

   6.16 Enforcement of ESC Contracts on Behalf of Purchasers.  ESC, LPC and DC
        ----------------------------------------------------
agree not to file a certificate of dissolution with respect to ESC prior to January 1, 1999. From and after the Closing Date, ESC and LPC (including LPC in his capacity as the Person responsible for winding-up the affairs of ESC at such time as ESC may dissolve) shall use reasonable best efforts to enforce all Contracts of ESC (including non-competition agreements in favor of ESC) on behalf and at the expense of, and as requested from time to time by, the Purchasers.

   6.17 Termination of Liens.  ESC, LPC and DC shall use their best efforts, at
        --------------------
their sole cost and expense, to cause appropriately completed and executed Uniform Commercial Code termination statements and releases to be duly filed with all relevant Governmental Bodies on are as soon as practicable following the Closing Date in order to evidence the full and unconditional release and termination as of the Closing Date of all Liens on any property or asset of the Acquired Companies or the Surviving Corporations (except for Permitted Exceptions and Liens permitted under this Agreement to remain on any such property or asset on and as of and following the Closing). If such Sellers fail to properly file all such termination statements and releases within 30 days of the Closing Date, then URI shall have the right to pursue the filing of the same at such Sellers' sole cost and expense, and such Sellers shall promptly reimburse URI for all costs and expenses (including reasonable attorneys' fees and expenses) incurred by URI in connection therewith and URI shall be entitled to be reimbursed from the Indemnity Escrow, and URI and the Representative shall instruct the Escrow Agent to reimburse URI, for all such costs and expenses.


                                  ARTICLE VII
                             CONDITIONS TO CLOSING

   7.1  Conditions Precedent to Obligations of the Purchasers.  The obligation
        -----------------------------------------------------
of the Purchasers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by URI in whole or in part to the extent permitted by applicable Law):

        (a) all representations and warranties of the Sellers contained herein shall be true and correct as of the date hereof; and all representations and warranties of the Sellers contained herein that are qualified as to materiality shall be true and correct, and the representations and warranties of the Sellers contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that time;

        (b) the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

        (c) URI shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to URI) from each Seller certifying as to the fulfillment of the conditions specified in Sections 7.1(a) and 7.1(b) hereof;

        (d) certificates, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached, representing 100% of the Shares shall have been, or shall at the Closing be, validly delivered and transferred to URI, free and clear of any and all Liens;

        (e)  URNJ shall have received the Bill of Sale, duly executed by ESC;

        (f) URI shall have received a copy of each of the Escrow Agreements, executed by the Sellers and the Escrow Agent;

        (g) URI shall have received executed copies of (i) each of the Leases with Affiliates of the Sellers (together with a written agreement of LPC in form and substance satisfactory to URI with respect to LPC's provision of credit support in connection with the matters set forth in Section 17(c) of the form of Lease), (ii) memoranda of lease in form suitable for recording with relevant Governmental Bodies, and (iii) the assignments of leases, landlord's consents to assignment and estoppel certificates with respect to the Company Properties as indicated on Schedule 7.1(g), in each case, in substantially the forms attached as Exhibit K hereto;
                                         ---------

        (h) URI shall have received copies of the Non-Competition Agreement in substantially the form of Exhibit F hereto (the "Non-Competition
                               ---------              ---------------
     Agreement"), executed by each Stockholder, ESC and each of the other parties named therein;

        (i) URI shall have received an executed copy of the Consulting Agreement in substantially the form of Exhibit G hereto between URNJ and
                                            ---------
     LPC (the "Consulting Agreement");
               --------------------

        (j) URI shall have received the opinion of Archer & Greiner, counsel to the Sellers, addressed to URI, in substantially the form of Exhibit H
                                                                 ---------
     hereto;

        (k) the applicable waiting period (and any extensions thereof) under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated;

        (l)  URI shall have obtained all consents and waivers referred to in
     Section 5.3 hereof with respect to the transactions contemplated by this Agreement and the other Purchaser Documents;

        (m)  there shall not have been or occurred any Material Adverse Change;

        (n) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Stockholders, the Purchasers or any of the Acquired Companies seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

        (o) each of the Sellers shall have provided URI with an affidavit of non-foreign status that complies with Section 1445 of the Code;

        (p) URI shall have received the written resignations of each director and officer of the Stock Companies;

        (q)  URI shall have received releases, in the form of Exhibit I hereto,
                                                              ---------
     executed by each Stockholder and each officer or director of the Acquired Companies;

        (r) URI shall have received a copy of the URI Stock Agreement executed by each Seller receiving shares of URI Common Stock hereunder;

        (s) URI shall have received evidence satisfactory to it that all Contracts between any of the Stock Companies and any of their Affiliates shall have been fully discharged, terminated as of the Closing without any further liability (contingent or otherwise) of the Purchasers, the Surviving Corporations or any of the Stock Companies thereunder;

        (t) URI shall have received certificates of good standing with respect to each of the Acquired Companies issued by the Secretary of State or comparable official of their respective jurisdictions of organization and for each jurisdiction in which they are qualified to do business as a foreign corporation;

        (u) the SMSV Certificate shall have been filed with the SMSV Secretaries of State;

        (v) the HR Certificate shall have been filed with the HR Secretaries of State;

        (w) URI shall have received a certificate of insurance evidencing the insurance coverage for the Purchaser Insured Parties as described in
     Section 6.11 of this Agreement; and

        (x) URI shall have received such other documents as URI reasonably requested.

   7.2  Conditions Precedent to Obligations of the Sellers.  The obligations of
        --------------------------------------------------
the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by applicable Law):

        (a) all representations and warranties of the Purchasers contained herein shall be true and correct as of the date hereof; and all representations and warranties of the Purchasers contained herein qualified as to materiality shall be true and correct, and all representations and warranties of the Purchasers contained herein not qualified as to materiality shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

        (b) the Purchasers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date;

        (c) the Representative on behalf of the Sellers shall have been furnished with a certificate (dated the Closing Date and in form and substance reasonably satisfactory to the Sellers) executed by an executive officer of the Purchasers certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b);

        (d) the applicable waiting period (and any extensions thereof) under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated;

        (e) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Stockholders, any of the Acquired Companies or the Purchasers seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

        (f) there shall not have occurred any material adverse change in the business, results of operations or financial condition of URI and its Subsidiaries taken as a whole;

        (g) the Purchasers shall have paid the Assets Purchase Price and the Rylan Purchase Price by wire transfer to the accounts designated in writing by the Representative, with the Cash Escrow being contemporaneously delivered to the Escrow Agent;

        (h) URI shall have issued and delivered stock certificates representing the SMSV Merger Consideration and the HR Merger Consideration and deposited the Stock Escrow with the Escrow Agent;

        (i)  ESC shall have received the Assumption Agreement, executed by URNJ;

        (j) the Representative shall have received a copy of each of the Escrow Agreements, executed by URI and the Escrow Agent;

        (k) the Representative shall have received executed copies of each of the Leases to be entered into as of the Closing Date with Affiliates of LPC;

        (l) the Representative shall have received a copy of the Consulting Agreement executed by URNJ;

        (m) the Representative shall have received a copy of the URI Stock Agreement executed by URI;

        (n) the Representative shall have received a certificate of good standing with respect to URI issued by the Secretary of State of its jurisdiction of organization; and

        (o) the Representative shall have received the opinion of Weil, Gotshal & Manges LLP, counsel to URI, in substantially the form of Exhibit J
                                                                ---------
     hereto.


                                  ARTICLE VIII
                          INDEMNIFICATION; TAX MATTERS

   8.1  Indemnification.  (a)  Subject to Sections 8.2, 8.3 and 8.6 hereof, (I)
        ---------------
ESC, LPC and DC, jointly and severally, as to all Section 8.1 Items relating to any or all of the Acquired Companies and any or all of the Sellers, (II) each Stockholder of Rylan other than LPC and DC, severally but not jointly, and only as to the Equity Items relating to Rylan or such Stockholder, and (III) each Stockholder of SMSV other than LPC and DC, severally but not jointly, and only as to the Equity Items relating to SMSV or such Stockholder (the Persons described in clauses (I), (II) and (III), collectively, the "Seller Indemnifying
                                                             -------------------
Parties"), each hereby agrees to indemnify and hold the Purchasers, the
-------

Stock Companies, the Surviving Corporations and their respective Affiliates, directors, officers, employees, agents, successors and assigns (collectively, the "URI Indemnified Parties") harmless from and against any and all Losses
     -----------------------
based upon, attributable to or resulting from:

        (i) the failure of any representation or warranty of the Sellers set forth in this Agreement (other than any representation or warranty set forth in Section 4.10 hereof to the extent such representation or warranty relates exclusively to Excluded Taxes), or any representation or warranty contained in any certificate delivered by or on behalf of the Sellers pursuant to this Agreement (other than any such representation or warranty relating exclusively to Excluded Taxes), to be true and correct in all respects as of the date made and as of any date deemed made;

        (ii) the breach of any covenant or other agreement on the part of the Sellers under this Agreement;

        (iii) any liability under Title IV of ERISA with respect to any pension plan maintained or contributed to by any Affiliate of the Acquired Companies (other than another Acquired Company) or any other corporation, trade or business under common control or treated as a single employer with any of the Acquired Companies;

        (iv)  any and all Retained Liabilities;

        (v) the Closing Date Debt to the extent such debt has not resulted in a reduction, pursuant to Section 2.2 of this Agreement, in the Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration or the HR Merger Consideration, as the case may be;

        (vi)  the operation of ESC or its business or assets after the Closing;

        (vii) the removal of USTs from the Company Property pursuant to Section
     6.14 and any Remedial Action required in connection therewith;

        (viii)  ESC's non-compliance with applicable "bulk sales" Laws; and

        (ix) termination of the leases for the Company Properties located in Raleigh, North Carolina and/or Hagerstown, Pennsylvania prior to their respective scheduled termination date as a result of the mortgagors of such property exercising their rights under the related mortgages in connection with the change of the lessee thereof from ESC to URNJ.

        (b) Subject to Sections 8.2, 8.3 and 8.6 hereof, the Purchasers hereby, jointly and severally, agree to indemnify and hold ESC, the Stockholders and their respective Affiliates, directors, officers, trustees, beneficiaries, successors and assigns (collectively, the "Seller Indemnified Parties") harmless
                                           --------------------------
from and against any and all Losses based upon, attributable to or resulting from:

        (i) the failure of any representation or warranty of the Purchasers set forth in this Agreement, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchasers pursuant to this Agreement, to be true and correct as of the date made;

        (ii) the breach of any covenant or other agreement on the part of the Purchasers under this Agreement;

        (iii)  the Assumed Obligations;

        (iv) the operation of the business of URNJ, Rylan and the Surviving Corporations after the Closing;

        (v) the Closing Date Debt to the extent such debt has resulted in a reduction, pursuant to Section 2.2 of this Agreement, in the Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration or the HR Merger Consideration, as the case may be; and

        (vi) liabilities (contingent or fixed, liquidated or unliquidated, accrued or unaccrued) of ESC or the individual Stockholders under their guarantees of certain obligations of the Stock Companies, and of the individual Stockholders under their personal guarantees with respect to the Assumed Liabilities, in each case, to the extent disclosed in writing to URI from time to time pursuant to Section 6.12 hereof.

   8.2  Survival of Representations and Warranties.  The parties hereto hereby
        ------------------------------------------
agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however,
                                                            --------  -------
that any claims or actions with respect thereto (other than claims for indemnification with respect to the representations and warranties contained in
(i) Section 4.2, paragraphs (a), (b) and (d) of Section 4.3, and Sections 4.6, 4.26, 5.2, 5.6 and 5.7, which shall survive indefinitely; (ii) Sections 4.10 (to the extent they relate to federal or state income Taxes), 4.15 and 4.19 (to the extent they relate to Seller Affiliate Property), which shall survive for periods coterminous with any applicable statutes of limitation; (iii) Section
4.19 to the extent they relate to Non-Seller Affiliate Property, which shall survive until the date of the seventh anniversary of the Closing Date; (iv) Section 4.10 to the extent they relate to Local Taxes, which shall survive until the date of the second anniversary of the Closing Date; and (v) Sections 4.13, 4.14, 4.16, 4.20, 4.21, 4.22 and 4.24, which shall survive until the date of the eighteen-month anniversary of the Closing Date), shall terminate on the date of the third anniversary of the Closing Date; unless, in each case, prior to the relevant expiration date set forth in this
Section 8.2 written notice of such claims is given to the Representative, in the case of claims against the Sellers, or URI, in the case of claims against the Purchasers, or such actions are commenced.

   8.3  Limitations on Indemnification.
        ------------------------------

   (a) The Seller Indemnifying Parties shall not have any liability under
Section 8.1(a)(i) hereof unless the aggregate amount of indemnifiable Losses to the indemnified parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty of any Seller to be true and correct exceeds $500,000 (the "Threshold Amount")
                                                            ----------------
and, in such event, the Seller Indemnifying Parties shall be required to pay the entire amount of such Losses in excess of the Threshold Amount; provided,
                                                                --------
however, that Losses finally determined to arise thereunder based upon,
-------
attributable to or resulting from the failure of any representation or warranty set forth in Sections 4.2, 4.3, and 4.6, Section 4.10 (to the extent the failure of such representations and warranties relates to federal or state income Taxes), the first sentence of Section 4.12(b), and Section 4.26 hereof to be true and correct shall not be subject to the foregoing limitation and shall be indemnified pursuant to this Article VIII even if less than the Threshold Amount.

   (b) The Purchasers shall not have any liability under Section 8.1(b)(i) hereof unless the aggregate amount of indemnifiable Losses to the indemnified parties finally determined to arise thereunder based upon, attributable to or resulting from the failure of any representation or warranty to be true and correct, exceeds Threshold Amount and, in such event, the indemnifying party shall be required to pay the entire amount of such Losses in excess of the Threshold Amount; provided, however, that Losses finally determined to arise
                  --------  -------
thereunder based upon, attributable to or resulting from the failure of any representation or warranty set forth in Sections 5.2, 5.6 and 5.7 hereof to be true and correct shall not be subject to the foregoing limitation and shall be indemnified pursuant to this Article VIII even if less than the Threshold Amount.

   (c) The maximum amount of Losses for which each Stockholder of SMSV (other than LPC and DC) shall be liable under Section 8.1 of this Agreement shall not exceed $3,000,000 in the aggregate. The maximum amount of Losses for which each Stockholder of Rylan (other than LPC and DC) shall be liable under Section 8.1 of this Agreement shall not exceed that portion of the Rylan Purchase Price, as adjusted pursuant to Article II hereof, paid to such Stockholder. The maximum amount of Losses for which all of the Seller Indemnifying Parties shall be liable pursuant to Section 8.1(a)(i) of this

Agreement in respect of the failure of any representation or warranty relating exclusively to Local Taxes to be correct shall not exceed $2,000,000 less any
                                                                     ----
Losses attributable to Local Taxes that have been counted toward satisfying the Threshold Amount for the Seller Indemnifying Parties pursuant to paragraph (a) of this Section 8.3. The maximum amount of Losses for which all of the Seller Indemnifying Parties shall be liable pursuant to paragraph (a) of Section 8.1 of this Agreement (including the Losses described in the preceding sentences of this Section 8.3(c)) shall not exceed $65,000,000 in the aggregate. The maximum amount of Losses for which the Purchasers shall be liable pursuant to paragraph
(b) of Section 8.1 of this Agreement shall not exceed $65,000,000 in the aggregate. It is understood that nothing in this Section 8.3(c) shall impose a limit on indemnification obligations pursuant to Section 8.6 (except to the extent otherwise expressly set forth therein).

        (d) The parties further agree in the event a Claim for which indemnification is provided under Section 8.1 appears to be an insured claim under the Polices (as defined in Section 6.11), the Purchasers and the Representative shall jointly present such Claim to the appropriate insurance carriers for defense and coverage and the parties shall cooperate in connection therewith and otherwise exercise the rights available under the Policies with respect to such Claim with a view toward maximizing the insurance recoveries in respect thereof; it being understood and agreed that (i) the presentment of such Claim to the other parties and such insurance carriers shall constitute notice of such Claim to the indemnifying party for purposes of Section 8.2 hereof, (ii) none of the URI Indemnified Parties shall under any circumstances be required to threaten or institute any legal proceedings against any such insurance carrier or any other Person for purposes of obtaining the purported benefits or coverage under any of the Policies before proceeding against the Sellers under this
Article VIII and (iii) nothing in this Section shall be deemed to relieve the Sellers from any of their obligations (which are absolute) to indemnify and hold harmless the URI Indemnified Parties in accordance with this Article VIII in the event any such insurance carrier disputes or denies its obligation to defend against and insure any such Claim or portion thereof or otherwise fails to so defend or insure within a commercially reasonable period of time following its receipt of the parties' request for coverage in respect thereof. If the Sellers actually indemnify the URI Indemnified Parties for any such Claim pursuant to this Article VIII, the Sellers shall be subrogated to the rights of the URI Indemnified Parties under the Policies to the extent of the amounts so indemnified. The parties further agree that any Loss for which the Sellers or the Purchasers, as the case may be, shall be liable to indemnify under Section
8.1 shall be net of any insurance recoveries actually received by the indemnified party under the Policies in respect of such Loss.

   8.4  Non-Tax Indemnification Procedures.  (a) In the event that any Legal
        ----------------------------------
Proceedings shall be instituted or that any claim or demand ("Claim") shall be
                                                              -----
asserted by any Person in respect of which payment may be sought under Section
8.1 hereof, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder; provided however, that URI shall
                                             -------- -------
have the right (i) to control the defense of any claim seeking equitable relief and (ii) to take such Remedial Action as URI reasonably determines must be immediately implemented in order to mitigate any Losses which would otherwise arise as a result of failing to promptly take such Remedial Action, without adversely impacting any of its rights of indemnification hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within fifteen (15) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the costs and expenses (including reasonable attorneys' and other professionals' fees and expenses) of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate
--------  -------
in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party (which counsel shall be reasonably acceptable to the indemnifying party), a conflict exists or is probable to arise in connection with such matter between the indemnified party and the indemnifying party that would make such separate representation required under the code of professional responsibility and applicable ethical rules governing legal representation as in effect in the forum jurisdiction; and

provided, further, that the indemnifying party shall not be required to pay for
--------  -------
more than one such separate counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

   (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 Business Days after the date of such notice.

   (c) The failure of an indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate that it incurred an actual loss or was otherwise actually and materially prejudiced as a result of such failure.

   8.5  Escrow; Right of Set Off.  During the term of the Indemnity Escrow, the
        ------------------------
URI Indemnified Parties shall be entitled to be paid out of the Indemnity Escrow, and URI and the Sellers shall instruct the Escrow Agent to pay to the URI Indemnified Parties, (i) all amounts to which the URI Indemnified Parties are entitled pursuant to this Article VIII and (ii) all adjustments to the Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration and the HR Merger Consideration to which the Purchasers are entitled pursuant to
Article II hereof that have not been paid from the Adjustments Escrow or by the Sellers at such times as such amounts shall have been paid to the Purchasers pursuant to Article II; and, upon termination of the Indemnity Escrow pursuant to its terms or in the event the amount of the Indemnity Escrow is insufficient to cover or otherwise not applied to satisfy all such amounts to which the URI Indemnified Parties are entitled this Agreement, the Sellers shall pay the URI Indemnified Parties the amount of such shortfall in accordance with the provisions of this Article VIII. In addition, the Purchasers may, but shall not be obligated to, set off against any and all payments due to the Sellers out of the Adjustments Escrow and the Indemnity Escrow, any amount to which any URI Indemnified Party is entitled hereunder. Such right of set off shall be separate and apart from any and all other rights and remedies that such Persons may have against the Sellers or their successors. Notwithstanding anything in this Agreement, the URI Indemnified Parties shall not be limited to the Escrow as a sole remedy in the event that their indemnifiable Losses exceed the Escrow.

   8.6  Tax Indemnification and Related Matters.  (a) ESC, LPC and DC, jointly
        ---------------------------------------
and severally, as to all Taxes of any and all of the Acquired Companies, shall be responsible for and shall indemnify and hold harmless the URI Indemnified Parties from and against any and all Losses for or in respect of each of the following:

        (i)  any and all Taxes (including any Taxes resulting from the inclusion
                                ---------
     of the Stock Companies in a consolidated, combined or unitary Tax Return but excluding (A) Excluded Taxes and (B) unpaid Taxes to the extent
         ---------
     accrued, reserved for and counted toward reducing the Net Current Position pursuant to Section 2.2(d)) and, with respect to all taxable periods of the Stock Companies ending on or prior to the Closing Date and, to the extent provided in Section 8.6(b) hereof, all taxable periods that include, and end after, the Closing Date (other than, in each case, Taxes for which sufficient current accruals have been made on the Balance Sheets); and

        (ii) any and all Taxes (other than Excluded Taxes) resulting from any breach of the representations and warranties contained in Section 4.10 hereof;

provided, however, that the Sellers shall only be required to indemnify the URI
--------  -------
Indemnified Parties in respect of Local Taxes to the extent such Local Taxes, when aggregated with all other Losses incurred by the URI Indemnified Parties for which the Sellers are responsible to indemnify pursuant to Section 8.1(a), exceed the Threshold Amount and do not exceed $65,000,000 in the aggregate; and

provided further that the maximum amount for which the Sellers shall be liable
-------- -------
to the URI Indemnified Parties in respect of Local Taxes shall not exceed $2,000,000 less any Losses attributable to Local Taxes that have been counted toward satisfying the Threshold Amount for the Seller Indemnifying Parties pursuant to Section 8.3(a).

   (b) (i) For federal income tax purposes, URI and the Sellers agree that the taxable period of Rylan will close as of the close of business on the Closing Date. For all other Tax purposes, the Sellers will cause Rylan to the extent permitted by applicable Law, to close the taxable periods of Rylan on the Closing Date. In any case where applicable Law does not permit Rylan to close its taxable period on the Closing Date, then Taxes, if any, attributable to the taxable periods of Rylan beginning on or before and ending after the Closing Date shall be allocated (A) to the Stockholders for the period up to and including the Closing Date, and (B) to URI for the period subsequent to the Closing Date. For purposes of this Section 8.6(b)(i), Taxes for the period up to and including the Closing Date and for the period subsequent to the Closing Date shall be determined on the basis of an interim closing of the books as of the Closing Date or, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days.

        (ii) For federal income tax purposes, the Sellers and URI agree that the taxable period for which each of High Reach and SMSV is an "S" corporation will end as of the close of business on the day immediately preceding the Closing Date and that the taxable periods for which each of High Reach and SMSV is a "C" corporation will end as of the close of business on the Closing Date. For all other Tax purposes, the Sellers will cause each of High Reach and SMSV, to the extent permitted by applicable Law, to close the taxable periods of each of High Reach and SMSV on the day immediately preceding the Closing Date, and on the Closing Date, respectively. In any case where applicable Law does not permit either of High Reach or SMSV to close its taxable period on the day immediately preceding the Closing Date, or on the Closing Date, as the case may be, then Taxes, if any, attributable to the taxable periods of High Reach or SMSV beginning on or before and ending after the Closing Date shall be allocated
(A) to the Stockholders for the period up to and including the Closing Date and
(B) to URI for the period subsequent to
the Closing Date. For purposes of this Section 8.6(b)(ii), Taxes for the period up to and including the Closing Date and for the period subsequent to the Closing Date shall be determined on the basis of an interim closing of the books as of the Closing Date or, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days.

   (c) The Purchasers shall be jointly and severally responsible for, and shall pay or cause to be paid, and shall indemnify and hold harmless the Stockholders from and against any and all Losses for or in respect of each of the following:

        (i) any and all Taxes of the Stock Companies (including any Taxes resulting from the inclusion of the Stock Companies in a consolidated, combined or unitary Tax Return) with respect to all taxable periods of the Stock Companies beginning after the Closing Date and, to the extent provided in Section 8.6(b) hereof, all taxable periods that include, and end after, the Closing Date (other than, in each case, Taxes for which the Sellers are responsible pursuant to Section 8.6(a)(ii) hereof); and

        (ii) Taxes of the Stock Companies for which sufficient current accruals have been made on the Balance Sheets.

   (d) (i) The Representative on behalf of the Stockholders shall be responsible for filing all Tax Returns required to be filed by or on behalf of the Stock Companies and any of their operations and assets on or before the Closing Date (taking into account applicable extensions of time) and shall cause to be paid any Taxes shown to be due thereon. The Representative on behalf of the Stockholders shall prepare or cause to be prepared for the Stock Companies all Tax Returns required to be filed by or with respect to the Stock Companies which relate to taxable periods (or portions thereof) ending on or prior to the Closing Date ("Pre-Closing Date Tax Returns") and shall remit or cause to be
               ----------------------------
remitted any and all Taxes due with respect to such Pre-Closing Date Tax Returns. Such Tax Returns shall be prepared in a manner consistent with prior practice and in accordance with applicable law. The Representative on behalf of the Stockholders shall deliver all such Pre-Closing Date Tax Returns to URI not less than 15 Business Days prior to the due date therefor. URI shall review and comment upon such Tax Returns, and URI will thereafter sign and file the same. Except as otherwise provided herein, URI shall be responsible for preparing and filing or causing to be prepared and filed all Tax Returns required to be filed by or on behalf of the Stock Companies and any of their operations and/or assets after the Closing Date (taking into account applicable extensions of time) and shall, subject to Section 8.6(d)(ii) hereof, pay or cause to be paid any Taxes shown to be due thereon.

        (ii) With respect to any Tax Return required to be filed by URI for a taxable period of the Stock Companies beginning on or before and ending on or after the

Closing Date, URI shall provide the Representative with a statement setting forth the amount of Tax shown on such Tax Return for which the Stockholders are responsible pursuant to Section 8.6(a) hereof or that are allocable to the Stockholders pursuant to Section 8.6(b) hereof (as the case may be) (the "Statement") at least thirty (30) Business Days prior to the due date for filing
----------
of such Tax Return (including extensions). The Representative shall have the right to review the Statement prior to the filing of such Tax Return. The Stockholders and URI agree to consult and resolve in good faith any issue arising as a result of the review of the Statement and to mutually consent to the filing as promptly as possible of such Tax Return. If the parties are unable to resolve any disagreement within fifteen Business Days following the Representative's receipt of such Tax Return and Statement, the parties shall jointly request the Independent Firm to resolve any issue in dispute as promptly as possible and shall cooperate with the Independent Firm to resolve such disagreement. If the Independent Firm is unable to make a determination with respect to any disputed issue prior to the due date (including extensions) for the filing of the Tax Return in question, then URI may file such Tax Return on the due date (including extensions) therefor without such determination having been made. Notwithstanding the filing of such Tax Return, the Independent Firm shall make a determination with respect to any disputed issue, and the amount of Taxes that are allocated to the Stockholders pursuant to this Section 8.6(d)(ii) shall be as determined by the Independent Firm. Not later than five (5) Business Days before the due date (including extensions) for payment of Taxes with respect to such Tax Return or, in the case of a dispute, not later than five (5) Business Days after notice to the Representative of resolution thereof, LPC and DC shall pay to URI an amount equal to the Taxes shown on the Statement or as shown in such notice, as the case may be, as being the responsibility of the Stockholders pursuant to Section 8.6(a) hereof or allocable to the Stockholders pursuant to Section 8.6(b) hereof (as the case may be). No payment pursuant to this Section 8.6(d)(ii) shall excuse ESC, LPC or DC from their indemnification obligations pursuant to Section 8.6(a) hereof should the amount of Taxes as ultimately determined (on audit or otherwise), for the periods covered by such Tax Returns and which are the responsibility of the Stockholders, exceed the amount of the Sellers' payment under this Section 8.6(d)(ii).

        (iii) The Stockholders may not file any amended Tax Returns or refund claims in respect of any taxable period of the Stock Companies ending on or prior to the Closing Date without the prior written consent of URI, such consent not to be unreasonably withheld; provided that if URI consents to the making of
                                 --------
such filings, URI will provide reasonable cooperation to the Stockholders in connection therewith. The Purchasers hereby acknowledge that the Sellers shall be entitled to any and all refunds in respect of federal and state income taxes for periods for which the Sellers are responsible under this Section 8.6 paid as a result of the filing of any such amended tax refunds or refund claims.

        (iv) The Stockholders shall cooperate fully with URI and make available to URI in a timely fashion such Tax data and other information as may be reasonably required for the preparation by URI of any Tax Returns required to be prepared and filed by URI hereunder. The Stockholders and URI shall make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax liabilities of the Stock Companies or Local Taxes or Excluded Taxes of ESC for all taxable periods of the Stock Companies and ESC, as the case may be, ending on, prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof; provided, however, that if a proceeding has been instituted for which
         --------  -------
the information, records or documents is required prior to the expiration of the applicable statute of limitations, such information, records or documents shall be retained until there is a final determination with respect to such proceeding.

   (e) URI shall promptly notify the Representative in writing upon receipt by URI or any of the Stock Companies of notice of any Tax audits of or proposed assessments against any of the Stock Companies for taxable periods of the Stock Companies (i) ending on or prior to the Closing Date or (ii) beginning before the Closing Date and ending after the Closing Date; provided, however, that the
                                                    --------  -------
failure of URI to give the Stockholders prompt notice as required herein shall not relieve the Sellers of any of their obligations under this Section 8.6, except to the extent that the Sellers are actually and materially prejudiced thereby. The Representative on behalf of the Stockholders shall have the right to represent the Stock Companies' interests in any such Tax audit or administrative or court proceeding and to employ counsel of his choice at the Representative's expense; provided that URI and its counsel (which, if such
                          --------
counsel be in addition to the Representative's counsel, shall be at URI's cost) shall be entitled to participate fully in such representation and provided
                                                                  --------
further that the Representative may not agree to a settlement or compromise of
-------
any such audit or proceeding without the prior consent of URI, which consent will not be unreasonably withheld. The Representative shall promptly notify URI in writing upon receipt by the Representative or any of the Sellers or ESC of notice of any Tax audits of or proposed assessments against ESC for any Local or Excluded Taxes. URI shall have the right to represent ESC's interest in any such Tax audit or administrative or court proceeding and to employ counsel of its choice at URI's expense. The parties agree that they will cooperate fully with each other and their respective counsel in the defense against or compromise of any claim in any audit or proceeding contemplated herein.

   (f) Any dispute as to any Tax matter covered hereby shall be resolved by the Independent Firm. The fees and expenses of the Independent Firm shall be borne one-half by URI and one-half by LPC and DC.

   (g) The parties hereto agree to furnish or cause to be furnished to each other, at their own expense, such information, access to books and records, and assistance, including making employees available during regular business hours on a mutually convenient basis, as may reasonably be necessary for the preparation and filing of any Tax Return contemplated by this Section 8.6.

   8.7  Tax Treatment of Indemnity Payments.  The Sellers and the Purchasers
        -----------------------------------
agree to treat any indemnity payment made pursuant to this Article VIII as an adjustment to the Assets Purchase Price, the Rylan Purchase Price, the SMSV Merger Consideration and/or the HR Merger Consideration, as the case may be, for federal, state, local and foreign income tax purposes.


                                   ARTICLE IX
                                 MISCELLANEOUS

   9.1  Rules of Construction; Certain Definitions.  (a) As used in this
        ------------------------------------------
Agreement, the words "herein," "hereof," "hereto" and "hereunder" and other
                      ------    ------    ------       ---------
words of similar import refer to this Agreement as a whole, including the Schedules hereto, and not to any subdivision contained in this Agreement. The word "including" when used herein is not intended to be exclusive and means
      ---------
"including, without limitation."  Statements, representations or warranties made
------------------------------
to a Person's "knowledge" mean such Person's knowledge after diligent inquiry of
               ---------
appropriate Persons (including officers and managers of the Acquired Companies) and sources using prudent business standards.

        (b) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 9.1(b):

        "Affiliate" means, with respect to any Person, any other Person
         ---------
controlling, controlled by or under common control with such Person.

        "Assets" means all of ESC's right, title and interest in and to all
         ------
assets (other than Excluded Assets and ESC Current Assets), properties and rights of ESC of every kind and description, wherever located, whether tangible or intangible, including the following:

             (a) all equipment, vehicles, tools, spare parts, machinery, tooling, computers, furnishings, fixtures, furniture, office supplies or other equipment used or held for use or sale in the operation of ESC's business (in each case, including all accessories, supplies, operating manuals and other documentation with respect thereto) and all of ESC's rights to and interests in the leases of the equipment described in this clause (a) and all other fixed assets that are located at ESC's facilities or otherwise used in its business;

             (b) all inventories of parts, supplies, fuels, chemicals, solvents, components, labels, stationary, forms, catalogs and marketing materials, invoices, packing materials and other goods and personal property used or held for sale in ESC's business;

             (c) all Contracts of ESC that do not relate exclusively to the Excluded Assets, and all rights of ESC under such Contracts, and all rights of ESC under any non-disclosure, confidentiality or non-competition Contracts relating to the Business;

             (d) all rights of ESC under or pursuant to all warranties, representations or guarantees made by suppliers, manufacturers and contractors in connection with products or services of, or used in, ESC's business, or otherwise affecting ESC's equipment, assets or inventory (except to the extent the foregoing relate exclusively to the Excluded Assets);

             (e) all customer and vendor lists relating to ESC's business, all files or documents relating to customers and vendors of ESC's business, and all financial records, files, books or documents otherwise relating to the Assets and the Assumed Obligations, including computer programs, manuals, catalogs, sales, marketing and advertising materials, billing records, and sales, distribution and purchase correspondence;

             (f) all copyrights, patents, trademarks, service marks, trade names and other intellectual property rights of ESC (and all registrations thereof and applications therefor) and all of ESC's rights under all intellectual property license arrangements and all documentation relating thereto in whatever media it is embodied;

             (g) all computer software owned by ESC or used by ESC in connection with its business, and all documentation and specifications relating thereto;

             (h) all transferable Permits and licenses held or used by ESC in connection with its business;

             (i) all prepaid deposits, premiums, expenses or charges of ESC's business;

             (j) all claims, choses of action and rights relating to the Assets and the Assumed Obligations, and all rights to insurance coverage and all insurance proceeds, judgements or settlements with respect to ESC's business prior to the Closing, the Assets and the Assumed Obligations;

             (k) all Real Property Leases of ESC;

             (l) all rights to the name "Equipment Supply Company" and all goodwill associated with ESC's business;

             (m) the current telephone numbers and telephone listings of ESC's business; and

             (n) all personnel records and files of ESC employees that become Transferred Employees pursuant to Section 6.9 hereof.

        "Balance Sheets" has the meaning ascribed to such term in Section 4.7.
         --------------

        "Business" means the business in which the Acquired Companies were
         --------
engaged as of the Closing Date.

        "Business Day" means any day of the year on which national banking
         ------------
institutions in New York are open to the public for conducting business and are not required or authorized to close.

        "Closing" and "Closing Date" have the respective meanings ascribed in
         -------       ------------
Section 3.1.

        "Closing Date Debt" means, with respect to each of the Stock Companies
         -----------------
and, to the extent any of the following items of debt or other obligations constitute an Assumed Obligation, with respect to ESC, the sum of: (i) the amount of the aggregate debt of such Person outstanding on the Closing Date to be repaid by the Purchasers at or immediately after the Closing, and all interest accrued thereon and all prepayment penalties incurred or to be incurred by the Purchasers in connection with the repayment of any such debt; (ii) the amount of the aggregate debt of such Person outstanding on the Closing Date which will remain outstanding obligations of the Purchasers, the Stock Companies or the Surviving Corporations after the Closing Date, including in each case all interest thereon accrued through and including the Closing Date; and (iii) the aggregate amount of the present value as of the Closing Date of all capitalized lease obligations (determined in accordance with GAAP) of such Person. For purposes of this definition, "debt" of a Person shall include all indebtedness for borrowed money (whether or not evidenced by bonds, debentures, notes or similar instruments); all obligations to pay the deferred (or contingent) purchase price of property or services; all obligations under letters of credit; all obligations under swap or hedging agreements or arrangements designed to protect against fluctuations in interest or currency exchange rates; and all such foregoing "debt" of another Person which such Person has guaranteed, which is secured by Lien on any assets of such Person or for which such Person is otherwise contingently liable.

        "Code" means the Internal Revenue Code of 1986, as amended.
         ----

        "Company Property" has the meaning ascribed to such term in Section
         ----------------
4.11.

        "Consulting Agreement" has the meaning ascribed to such term in Section
         --------------------
7.1.

        "Contract" means any contract, agreement, indenture, note, bond, loan,
         --------
instrument, lease, commitment or other arrangement.

        "DC" means Dawn Cave, an individual.
         --

        "Escrow Agreements" means the escrow agreements in the forms of Exhibits
         -----------------
E-1 and E-2 hereto relating to the Adjustments Escrow and the Indemnity Escrow, respectively.

        "Environmental Law" means any foreign, federal, state or local Law or
         -----------------
rule of common law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
(S) 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App.
         -- ----
(S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S)
         -- ----
6901 et seq.), the Clean Water Act (33 U.S.C. (S) 1251 et seq.), the Clean Air
     -- ----                                           -- ----
Act (42 U.S.C. (S) 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. (S)
                        -- ----
2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.
     -- ----
(S) 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. (S) 651
        -- ----
et seq.), and the regulations promulgated pursuant thereto.
-- ----

        "Equipment" has the meaning ascribed to such term in Section 2.2(b).
         ---------

        "Equity Items" means the representations and warranties set forth in
         ------------
Sections 4.2, 4.3, 4.6 and 4.26 of this Agreement in respect of which indemnification may be sought under Section 8.1 of this Agreement.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as
         -----
amended.

        "ESC Current Assets" means all cash and cash equivalents, marketable
         ------------------
securities and accounts receivable of ESC.

        "Excluded Assets" means the items set forth on Schedule 9.1.
         ---------------

        "Excluded Taxes" means Taxes other than (i) federal and state income
         --------------
Taxes and (ii) Local Taxes.

        "GAAP" means generally accepted accounting principles in the United
         ----
States as of the date hereof.

        "Governmental Body" means any government or governmental or regulatory
         -----------------
body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, commission, instrumentality or authority thereof, or any court or arbitrator (public or private).

        "Hazardous Material" means any substance, material or waste which is
         ------------------
regulated by the United States, foreign jurisdictions in which the Acquired Companies conducts business, or any state or local governmental authority, including petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
         -------
1976, as amended.

        "Independent Firm" means Deloitte & Touche LLP.
         ----------------

        "Law" means any federal, state, local or foreign law (including common
         ---
law), statute, code, ordinance, rule, regulation or other requirement.

        "Leases" shall mean the real property leases with the Sellers and their
         ------
Affiliates, and the assignments of rights to real property leases with third-parties (and related landlord's consents to assignment and landlord estoppel certificates), in the forms attached as Exhibit K hereto, in each case, to be
                                        ---------
entered into on the Closing Date relating each of the Company Properties.

        "Legal Proceeding" means any judicial, administrative or arbitral
         ----------------
actions, suits, proceedings (public or private), claims, investigations, governmental proceedings or litigation.

        "Lien" means any lien, pledge, mortgage, encumbrance, deed or trust,
         ----
security interest, claim, lease, charge, option, right of first refusal, easement, transfer restriction under any Contract or any other restriction or limitation whatsoever.

        "Local Taxes" means, with respect to any jurisdiction, all Taxes (other
         -----------
than federal and state income Taxes) imposed by such jurisdiction which an Acquired Company has collected or paid in such jurisdiction, or with respect to which it has filed a Tax Return in such jurisdiction or made an accrual on its financial statements, or with respect to which it has otherwise been notified of its obligation to collect or pay Tax or file a Tax Return in such jurisdiction.

        "LPC" means Lowell P. Cave (a/k/a John Cave), an individual.
         ---

        "Losses" shall mean, collectively, with respect to any Person, any and
         ------
all losses, liabilities, obligations, damages, costs and expenses, and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees and disbursements incident to any such loss, liability, obligation, damage, cost or expense, in each case, incurred or suffered by such Person.

        "Material Adverse Change" means any material adverse change in the
         -----------------------
business, assets (including the Assets), properties, results of operations, liabilities, condition (financial or otherwise) or prospects of the Acquired Companies taken as a whole, or any material adverse change with respect to the ability of the Sellers to consummate the transactions contemplated by this Agreement on the terms set forth herein.

        "Non-Competition Agreement" has the meaning ascribed to such term in
         -------------------------
Section 7.1.

        "Non-Seller Affiliate Property" means Company Property owned by a Person
         -----------------------------
that is not an Affiliate of any Seller or any Acquired Company.

        "Order" means any order, injunction, judgment, decree, ruling, writ,
         -----
assessment or arbitration award.

        "Permits" means any approvals, authorizations, consents, licenses,
         -------
permits or certificates of any type.

        "Permitted Exceptions" means (i) all defects, exceptions, restrictions,
         --------------------
easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to URI; (ii) statutory liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the owner or user thereof; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and (v) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of any Company Property or other assets subject thereto or affected thereby.

        "Person" means any individual, corporation, limited liability company,
         ------
partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

        "Purchaser Documents" shall mean, collectively, this Agreement, the
         -------------------
Assumption Agreement, the Escrow Agreements, the Consulting Agreement, the URI Stock Agreement and the Leases.

        "Release" means any release, spill, emission, leaking, pumping,
         -------
injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

        "Remedial Action" means all actions to (i) clean up, remove, treat or in
         ---------------
any other way address any Hazardous Material; (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care.

        "Representative" has the meaning ascribed to such term in Section 9.14.
         --------------

        "Retained Liabilities" means (i) any and all obligations and liabilities
         --------------------
of ESC arising out of the operation of ESC's or its Affiliates' businesses following the Closing and (ii) any and all of the following obligations and liabilities (whether known or unknown, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, asserted or otherwise) of or relating to ESC or otherwise arising out of or accruing from ESC's properties or the operation of ESC's business, whether prior to, on or following the Closing Date:

             (a) obligations and liabilities for or in respect of Taxes (other than (i) Local Taxes, which Local Tax liabilities shall be assumed by URNJ subject to the Sellers' obligation to indemnify the URI Indemnified Parties in respect thereof in accordance with Article VIII hereof, and (ii) Excluded Taxes);

             (b) obligations and liabilities relating to the ESC Current Assets and/or the Excluded Assets (including all obligations and liabilities under Contracts relating exclusively to the ESC Current Assets and/or the Excluded Assets);

             (c) obligations and liabilities in respect of violations or alleged violations of any criminal Laws or relating from the failure to comply with any Order relating thereto;

             (d) obligations and liabilities in respect of legal, accounting and other professionals' fees incurred connection with the transactions contemplated by this Agreement;

             (e) obligations and liabilities under this Agreement (including Articles II, VI, VIII and IX hereof);

             (f) obligations and liabilities to or in respect of ESC's stockholders or other Affiliates (other than the Stock Companies); and

             (g) notwithstanding any limitation pursuant to clause (i) of paragraph (a) of this definition, all obligations and liabilities for or in respect of Taxes payable to The County of Henrico, Virginia as disclosed on
     Schedule 4.10.

        "Section 8.1 Items" means all representations, warranties, covenants,
         -----------------
agreements, liabilities, facts, events, occurrences, acts or omissions in respect of which indemnification may be sought under Section 8.1 of this Agreement.

        "Securities Act" means the Securities Act of 1933, as amended.
         --------------

        "Seller Affiliate Property" means Company Property owned by a Seller or
         -------------------------
an Affiliate of a Seller or Acquired Company.

        "Seller Documents" shall mean, collectively, this Agreement, the Bill of
         ----------------
Sale, the Escrow Agreements, the Consulting Agreement, the Non-Competition Agreement, the URI Stock Agreement and the Leases.

        "Stock Value" shall have the meaning set forth in Section 4(c) of the
         -----------
Adjustments Escrow Agreement attached as Exhibit E-1.

        "Subsidiary" of any Person means any corporation or other entity
         ----------
(including partnerships, limited liability companies, trusts and other business associations) of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held or controlled, directly or indirectly, by such Person.

        "Taxes" means (i) all federal, state, local or foreign taxes, charges,
         -----
fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii).

        "Tax Return" means all returns, declarations, reports, estimates,
         ----------
information returns and statements required to be filed in respect of any Taxes.

        "UST" means an underground storage tank.
         ---

        "URI Common Stock" means the common stock, par value $.01 per share, of
         ----------------
URI.

        "URI Stock Agreement" means that certain Common Stock Agreement to be
         -------------------
dated as of the Closing Date and substantially in the form of Exhibit L hereto
                                                              ---------
between URI and each Seller receiving shares of URI Common Stock pursuant to this Agreement.

   9.2  Payment of Sales, Use, Transfer or Similar Taxes.  All sales, use,
        ------------------------------------------------
transfer, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Sellers.

   9.3  Bulk Sales Laws.  The parties hereby waive compliance by ESC with the
        ---------------
requirements of Article 6 of the Uniform Commercial Code as in effect in applicable jurisdictions and any other "bulk sales" Laws applicable to the transfers contemplated by this Agreement; and ESC, LPC and DC have, pursuant to
Section 8.1 hereof, agreed to indemnify the URI Indemnified Parties and hold them harmless from any costs or liabilities resulting from such non-compliance.

   9.4  Expenses.  Except as otherwise provided in this Agreement, the Sellers
        --------
and URI shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby; provided that URI shall reimburse
                                              --------
ESC for (a) up to $100,000 of out-of-pocket expenses reasonably incurred by ESC in respect of recording fees for the transfer of titled assets of ESC to URNJ pursuant to this Agreement and (b) lease payments under capital and operating leases in respect of the period from July 1, 1998 to the Closing Date.

   9.5  [Intentionally Omitted].

   9.6  Further Assurances.  The Sellers and the Purchasers agree to execute and
        ------------------
deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

   9.7  Entire Agreement; Amendments and Waivers.  This Agreement (including the
        ----------------------------------------
schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

   9.8  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
        -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

   9.9  Section Headings.  The captions and section headings of this Agreement
        ----------------
are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

   9.10  Notices.  All notices and other communications under this Agreement
         -------
shall be in writing and shall be deemed given when delivered personally or by facsimile transmission (with record of successful transmission/answerback received), the Business Day following being sent by reputable next day delivery service or three Business Days after being mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

   If to any Seller or the Representative, to:

        Mr. Lowell P. Cave
        c/o Flying W

        60 Fostertown Road
        Medford, New Jersey 08054
        Facsimile: (609) 267-5610

        With a copy (which shall not constitute notice) to:

        Archer & Greiner
        One Centennial Square
        P.O. Box 3000
        Haddonfield, New Jersey 08033-0968
        Attn: Terence J. Fox, Esq.
        Facsimile: (609) 795-0574

   If to any of the Purchasers, to:

        United Rentals, Inc.
        Four Greenwich Office Park
        Greenwich, Connecticut 06830
        Attn: Mr. John N. Milne
        Facsimile: (203) 622-6080

        With copies (which shall not constitute notice) to:

        Oscar D. Folger, Esq.
        521 Fifth Avenue
        New York, New York 10175
        Facsimile: (212) 697-9570

                  -and-

        Weil, Gotshal & Manges LLP
        767 Fifth Avenue
        New York, New York 10153
        Attn: Stephen E. Jacobs/Stephen M. Besen
        Facsimile: (212) 310-8007

   9.11  Severability.  If any provision of this Agreement is invalid or
         ------------
unenforceable, the balance of this Agreement shall remain in effect.

   9.12  Binding Effect; Assignment.  This Agreement shall be binding upon and
         --------------------------
inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers, High Reach or the Purchasers (by operation of Law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided,
                                                                  --------
however, that the Purchasers may assign this Agreement and any or all rights or
-------
obligations hereunder (including rights to purchase the Shares and the Assets and rights to seek indemnification hereunder) to any Affiliate of URI, and upon any such permitted assignment, the references in this Agreement to the Purchasers shall also apply to any such assignee unless the context otherwise requires, but no such assignment will relieve the Purchasers of their obligations hereunder in the event such assignee fails to satisfy such obligations in accordance with the terms of this Agreement.

   9.13 No Third Party Beneficiaries.  Except as expressly set forth in this
        ----------------------------
Agreement, nothing herein, express or implied, is intended to or shall confer upon any Person (including any employees of the Acquired Companies), other than the parties hereto and the Persons described in Sections 6.11 and 8.1 hereof, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   9.14 Sellers' Representative.  LPC is hereby designated as the representative
        -----------------------
(the "Representative") to act for and represent the Sellers (other than the
      --------------
Lowell P. Cave Charitable Remainder Unitrust and the Dawn Cave Charitable Remainder Unitrust, which shall be represented by the trustees thereof), SMSV and High Reach with respect to all matters arising out of Article II and Article VIII hereof, all matters relating to the Escrow Agreements, and in those other matters with respect to which this Agreement specifies that the Representative shall so act, as well as matters which require notice to be given to the Sellers under this Agreement; each such Person hereby unconditionally and irrevocably appoints the Representative as such Person's agent, proxy and attorney-in-fact, with full power of substitution, for all purposes set forth in this Agreement, including the full power and authority on such Person's behalf to (i) consummate the transactions contemplated by this Agreement, (ii) disburse any funds received hereunder to the Sellers, (iii) execute and deliver on behalf of each such Person any amendment or waiver under this Agreement or the Escrow Agreements and to agree to any resolution of all purchase price adjustments and Claims hereunder and thereunder, and (iv) do each and every act and exercise any and all rights which such Person or Persons are permitted or required to do or exercise under this Agreement and the other agreements, documents and certificates executed in connection herewith; provided that such appointment and
                                              --------
authority to act with respect to SMSV and High Reach shall terminate as of the Closing.

                            [signature pages follow]

    IN WITNESS WHEREOF, the parties hereto have, as appropriate, executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                            UNITED RENTALS, INC.


                            By: /s/ John N. Milne
                               -----------------------------
                            Name:   John N. Milne
                            Title:  Vice Chairman and
                                    Chief Acquisition Officer


                            UNITED RENTALS OF NEW JERSEY, INC.


                            By: /s/ John N. Milne
                                ----------------------------
                            Name:   John N. Milne
                            Title:  President


                            HR MERGER CORP.


                            By: /s/ John N. Milne
                               ------------------------------
                            Name:   John N. Milne
                            Title:  President


                            SMSV ACQUISITION CORP.


                            By: /s/ John N. Milne
                               --------------------------------
                            Name:   John N. Milne
                            Title:  President


                            EQUIPMENT SUPPLY COMPANY, INC.


                            By: /s/ John N. Milne
                               ---------------------------------
                            Name:   Lowell P. Cave
                            Title:  President

                            HIGH REACH CO., INC.


                            By: /s/ Lowell P. Cave
                               ----------------------------------
                            Name:   Lowell P. Cave
                            Title:  President


                            SPACE MAKER SYSTEMS OF VA., INC.


                            By: /s/ Lowell P. Cave
                               -----------------------------------
                            Name:   Lowell P. Cave
                            Title:  Treasurer


                       THE STOCKHOLDERS:

                            /s/ Lowell P. Cave
                            ---------------------------------------
                            Lowell P. Cave

                            /s/ Dawn Cave
                            ---------------------------------------
                            Dawn Cave


                            /s/ Aaron P. Cave
                            ---------------------------------------
                            Aaron P. Cave


                            /s/ Heather R. Cave
                            ---------------------------------------
                            Heather R. Cave


                            LOWELL P. CAVE CHARITABLE
                            REMAINDER UNITRUST


                            By: /s/ Joseph Newack
                               -------------------------------------
                            Name:   Joseph Newack
                            Title:  Trustee

                            By: /s/ Joseph Newack
                               -------------------------------------
                            Name:  Joseph Newack
                            Title: Trustee


                            DAWN CAVE CHARITABLE
                            REMAINDER UNITRUST


                            By: /s/ Joseph Newack
                               -------------------------------------
                            Name:  Joseph Newack
                            Title: Trustee


                            By: /s/ Joan Newack
                               -------------------------------------
                            Name:  Joan Newack
                            Title: Trustee